SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.       )

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☐ Preliminary Proxy Statement

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☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to section 240.14a-12

Brooks Automation, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
BROOKS AUTOMATION, INC.
TO BE HELD ON March 7, 2006
       The 2006 Annual Meeting of Stockholders of Brooks Automation, Inc. (“Brooks” or the “Company”) will be held on March 7, 2006 at 10:00 a.m., local time, at 11 Elizabeth Drive, Chelmsford, Massachusetts 01824, for the following purposes:

1.	To elect ten directors to serve for the ensuing year and until their successors are duly elected.

2.	To ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for the 2006 fiscal year.

3.	To approve the amendments to the Amended and Restated 2000 Equity Incentive Plan described in the accompanying proxy statement that, among other things, increase the number of shares authorized for issuance under the plan by 3,000,000 shares.

4.	To approve an amendment to the Brooks Automation, Inc. 1995 Employee Stock Purchase Plan to increase the number of shares authorized for issuance under the plan by 750,000 shares.

5.	To transact any other matters which may properly come before the Annual Meeting or any adjourned session thereof.
      The Board of Directors has fixed January 20, 2006 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting.
      All stockholders are cordially invited to attend the Annual Meeting. To ensure your representation at the Annual Meeting, however, you are urged to authorize your proxy by following one of these steps as promptly as possible:

(A)	Complete, date, sign and return the enclosed Proxy Card (a postage-prepaid envelope is enclosed for that purpose); or

(B)	Vote via the internet (see the instructions on the enclosed Proxy Card); or

(C)	Vote via telephone (toll-free) in the United States and Canada (see the instructions on the enclosed Proxy Card).
      The internet and telephone voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any registered stockholder interested in voting via the internet or telephone are set forth on the enclosed Proxy Card.
      Any stockholder attending the Annual Meeting may vote in person even if that stockholder has previously returned a Proxy Card or voted via the internet or telephone.

By Order of the Board of Directors

Thomas S. Grilk,
Senior Vice President, General Counsel and Secretary
Chelmsford, Massachusetts
January 30, 2006
YOUR VOTE IS IMPORTANT
     YOU ARE URGED TO PROMPTLY AUTHORIZE YOUR PROXY BY FOLLOWING THE VOTING INSTRUCTIONS, SO THAT IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING YOUR SHARES MAY NEVERTHELESS BE VOTED. HOWEVER, YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY AUTHORIZING A PROXY (BY EXECUTING A PROXY OR BY MAKING AN AUTHORIZED INTERNET OR TELEPHONE COMMUNICATION) AT A LATER DATE, OR BY ATTENDING AND VOTING AT THE ANNUAL MEETING.

BROOKS AUTOMATION, INC.
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held On March 7, 2006
       This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Brooks Automation, Inc., a Delaware corporation (“Brooks” or the “Company”), for use at the Annual Meeting of Stockholders to be held at its principal executive offices at 11 Elizabeth Drive, Chelmsford, Massachusetts 01824 on March 7, 2006, at 10:00 a.m., local time, and at any adjournment or adjournments thereof (the “Annual Meeting”).
      It is expected that this proxy statement and the accompanying proxy will first be mailed to stockholders on or about February 3, 2006. The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005 as filed with the Securities and Exchange Commission (“SEC”) is included within the Annual Report to Stockholders being mailed to the Company’s stockholders with this proxy statement. It is also available to stockholders without charge upon written request addressed to Investor Relations, Brooks Automation, Inc., 15 Elizabeth Drive, Chelmsford, Massachusetts 01824.
GENERAL INFORMATION
Record Date, Voting Rights and Outstanding Shares
      Only stockholders of record at the close of business on January 20, 2006 will be entitled to receive notice of, and to vote at, the Annual Meeting. As of that date, there were outstanding and entitled to vote 74,544,334 shares of Common Stock, $.01 par value (the “Common Stock”), of Brooks. Each stockholder is entitled to one vote for each share of Common Stock held of record on that date and may vote such shares either in person or by proxy.
Solicitation
      The enclosed proxy relating to the Annual Meeting is solicited on behalf of the Board of Directors of the Company, and the cost of such solicitation will be borne by the Company. Certain of the officers and regular employees of the Company may solicit proxies by correspondence, telephone or in person, without extra compensation. The Company may also pay to banks, brokers, nominees and certain other fiduciaries their reasonable expenses incurred in forwarding proxy material to the beneficial owners of the securities held by them. Brooks has hired D.F. King & Co., Inc. to assist in obtaining proxies from its stockholders on a timely basis. Brooks will pay D.F. King & Co., Inc. a fee of approximately $10,000, plus its reasonable expenses, for these services.
Voting Procedures
      The votes of stockholders present in person or represented by proxy at the Annual Meeting will be tabulated by an inspector of elections appointed by the Company. A quorum, consisting of a majority of all stock issued, outstanding and entitled to vote at the Annual Meeting, will be required to be present in person or by proxy for the transaction of business at the Annual Meeting and any adjournment thereof. If a quorum is not present, a majority of the votes properly cast will adjourn the meeting. The ten nominees for directors who receive the greatest number of votes cast by stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon will be elected directors of Brooks. The affirmative vote of a majority of the votes properly cast is required to approve the amendments to the Amended and Restated 2000 Equity Incentive Plan and the 1995 Employee Stock Purchase Plan and the ratification of the selection of PricewaterhouseCoopers LLC as our independent auditors for the 2006 fiscal year.
      Abstentions will have no effect on the outcome of the vote for the election of directors, the approval of the amendments to the Amended and Restated 2000 Equity Incentive Plan and the 1995 Employee Stock Purchase Plan or for the ratification of the selection of PricewaterhouseCoopers LLP. Shares of Common Stock held of record by brokers who do not return a signed and dated proxy or do not comply with the Internet or telephone voting instructions will not be considered present at the Annual Meeting, will not be counted towards a quorum, and will not be voted in the election of directors, on the proposals to amend the Amended and Restated 2000 Equity Incentive Plan and the 1995 Employee Stock Option Plan or for the ratification of the selection of PricewaterhouseCoopers LLP. Shares of Common Stock held of record by brokers who return a signed and dated proxy or comply with the Internet or telephone voting instructions but who fail to vote (known as a “broker nonvote”) on the election of directors, the amendments to the Amended and Restated 2000 Equity Incentive Plan and the 1995 Employee Stock Purchase Plan or the ratification of the selection of PricewaterhouseCoopers LLP will count towards a quorum but will have no effect on the election of directors, the amendments to the Amended and Restated 2000 Equity Incentive Plan and the 1995 Employee Stock Purchase Plan or for the ratification of the selection of PricewaterhouseCoopers LLP.
Voting of Proxies
      General. The enclosed proxy, if executed and returned or if authorized pursuant to the internet or telephone voting procedure, will be voted as directed on the proxy.
      Proxies Without Voting Instructions. Proxies that are properly signed and dated but which do not contain voting instructions will be voted for the election of the nominees as directors, for the approval of amendments to the Amended and Restated 2000 Equity Incentive Plan and the 1995 Employee Stock Purchase Plan and for the ratification of the selection of PricewaterhouseCoopers LLP. If any other matters shall properly come before the Annual Meeting, the authorized proxy will be voted by the proxies in accordance with their best judgment.
      Voting Shares Held Through Broker By Proxy. If your shares of Brooks Common Stock are held by your broker, your broker will vote your shares for you if you provide instructions to your broker on how to vote your shares. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. In the absence of such instructions, the broker will be able to vote your shares on matters with respect to which it has discretionary voting power, including with respect to the election of the ten nominees for director and the ratification of the selection of PricewaterhouseCoopers LLP, but not with respect to the amendments to the Amended and Restated 2000 Equity Incentive Plan or with respect to the amendment to the 1995 Employee Stock Purchase Plan.
      Voting Of Shares Held Through Broker In Person. If your shares of Brooks Common Stock are held by your broker or other nominee in a name other than yours and you wish to vote those shares in person at the Annual Meeting, you must obtain from the broker or other nominee holding your shares a properly executed legal proxy, identifying you as a stockholder of Brooks, authorizing you to act on behalf of the broker or other nominee at the Annual Meeting and specifying the number of shares with respect to which the authorization is granted.
      Other Matters. If you sign and return the enclosed proxy card, you grant to the persons named in the proxy the authority to vote in their discretion on any other matters that may properly come before the Annual

Meeting, including any adjournment or postponement thereof. Other matters that may be properly brought before the Annual Meeting, unless otherwise provided in Brooks’ certificate of incorporation or bylaws or by statute, will be approved if they receive a majority of the votes properly cast on the matter. Brooks’ management does not presently know of any other matters to be brought before the Annual Meeting.
Revocation of Proxies
      Signing the enclosed proxy card will not prevent a record holder from voting in person at the Annual Meeting or otherwise revoking the proxy. A record holder may revoke a proxy at any time before the Annual Meeting in the following ways:

•	filing with the Company’s corporate secretary, before the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

•	authorizing a later dated proxy (by executing a proxy, or by making an authorized Internet or telephone communication) relating to the same shares and delivering it to the Company before the vote at the Annual Meeting; or

•	attending the Annual Meeting and voting in person, although attendance at the meeting will not by itself constitute a revocation of the proxy.
      Record holders should send any written notice of revocation or subsequent proxy to the Company’s corporate secretary at 15 Elizabeth Drive, Chelmsford, Massachusetts 01824, or hand deliver the notice of revocation or subsequent proxy to the Company’s corporate secretary before the vote at the Annual Meeting.
Security Ownership Of Certain Beneficial Owners and Management
      The following table sets forth certain information as of December 30, 2005 with respect to the beneficial ownership of the Common Stock by each nominee for director, the director emeritus and each executive officer named in the Summary Compensation Table under “Compensation and Other Information Concerning Directors and Officers — Summary of Compensation of Executive Officers” below (the “Named Executive Officers”), all current executive officers, the director nominees and the director emeritus as a group, and each person known by Brooks to be the beneficial owner of 5% or more of its Common Stock. Except as indicated below, this information is based upon information received from, on behalf of or filed with the SEC by the named individuals.

	Shares of
	Common Stock
	Beneficially	Percentage
Name	Owned(1)(2)	of Class

Named Executive Officers:

Edward C. Grady(3)	332,421	*

Joseph M. Bellini(4)	100,488	*

Thomas S. Grilk(5)	57,625	*

Peter Frasso	—	—

Robert W. Woodbury, Jr.(6)	130,584	*

Directors Not Included Above and Director Emeritus:

A. Clinton Allen(7)	15,000	*

Roger D. Emerick(8)	82,000	*

Amin J. Khoury(9)	65,220	*

Robert J. Lepofsky(10)	440,701	*

Joseph R. Martin(11)	36,000	*

John K. McGillicuddy(12)	15,000	*

Krishna G. Palepu	—	—

Marvin G. Schorr(13)	120,768	*

Alfred Woollacott, III(14)	6,660	*

Mark S. Wrighton(15)	18,204	*

Five Percent Owners:
Mazama Capital Management(16)
One Southwest Columbia, Suite 1500

Portland, Oregon 97258	6,437,638	8.64%
DePrince, Race & Zollo(17)
201 South Orange Avenue

Orlando, Florida 32801	4,604,650	6.18%
David Nierenberg(18)
19605 NE 8th St.

Camas, WA 98607	3,728,802	5.00%

All directors nominees, director emeritus and current executive officers as a group (16 persons)(19)	1,677,287	2.22%

*	Less than one percent.

(1)	To the Company’s knowledge, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table. In addition, shares indicated as beneficially owned by officers and directors in some instances include restricted stock over which the officer or director has voting power but no investment power.

(2)	In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of the Company’s Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days after December 30, 2005 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Includes 273,201 shares issuable pursuant to stock options exercisable within 60 days of December 30, 2005.

(4)	Includes 70,563 shares issuable pursuant to stock options exercisable within 60 days of December 30, 2005.

(5)	Includes 49,375 shares issuable pursuant to stock options exercisable within 60 days of December 30, 2005.

(6)	Includes 101,251 shares issuable pursuant to stock options exercisable within 60 days of December 30, 2005.

(7)	Consists of shares issuable pursuant to stock options exercisable within 60 days of December 30, 2005.

(8)	Includes 73,000 shares issuable pursuant to stock options exercisable within 60 days of December 30, 2005.

(9)	Includes 63,000 shares issuable pursuant to stock options exercisable within 60 days of December 30, 2005.

(10)	Includes 111,000 shares issuable pursuant to stock options exercisable within 60 days of December 30, 2005 (these options expired unexercised on December 31, 2005). Also includes 2,170 shares held in the Company’s 401(k) retirement savings plan.

(11)	Consists of shares issuable pursuant to stock options exercisable within 60 days of December 30, 2005.

(12)	Consists of shares issuable pursuant to stock options exercisable within 60 days of December 30, 2005.

(13)	Includes 4,440 shares issuable pursuant to stock options exercisable within 60 days of December 30, 2005.

(14)	Includes 4,440 shares issuable pursuant to stock options exercisable within 60 days of December 30, 2005.

(15)	Includes 4,440 shares issuable pursuant to stock options exercisable within 60 days of December 30, 2005.

(16)	As of October 26, 2005, based on a Schedule 13G/ A filed by Mazama Capital Management, Inc. with the SEC on November 8, 2005. Mazama Capital Management, Inc. has sole voting power over 3,704,636 shares and sole dispositive power over 6,437,638 shares.

(17)	As of November 30, 2005, based on a Schedule 13G filed by DePrince, Race & Zollo, Inc. with the SEC on December 7, 2005. DePrince, Race & Zollo, Inc. has sole voting power over 4,604,650 shares and sole dispositive power over 4,604,650 shares.

(18)	As of December 29, 2005, based on a Schedule 13D/ A filed with the SEC on December 30, 2005 by David Nierenberg, as president of Nierenberg Investment Management Co., which is the general partner of each of The D3 Family Fund, L.P. , The D3 Family Retirement Fund, L.P., The D3 Children’s Fund, L.P., The D3 Offshore Fund, L.P., and The D3 Family Bulldog Fund, L.P. David Nierenberg has sole voting power over 3,728,802 shares and sole dispositive power over 3,728,802 shares.

(19)	Includes 1,049,655 shares issuable pursuant to stock options exercisable within 60 days of December 30, 2005 and 6,395 shares held in the Company’s 401(k) retirement savings plan.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
      At the Annual Meeting, ten directors are to be elected to serve until the 2007 annual meeting of stockholders and until their respective successors have been duly elected and qualified. The Nominating and Governance Committee of the Board of Directors has nominated the persons listed below for election as directors.
Information on Nominees
      Effective at the Annual Meeting, the Board of Directors has voted to reduce the size of the Board to ten members and one non-voting director emeritus. All ten nominees are currently directors of the Company. It is the intention of the persons named as proxies to vote for the election of the nominees. In the unanticipated event that any such nominee should be unable to serve, the persons named as proxies will vote the proxy for such substitutes, if any, as the present Board of Directors may designate. None of the nominees has been nominated pursuant to any arrangement or understanding with any person, except that a provision of Mr. Grady’s employment agreement provides that he would be appointed a director. See “Compensation and Other Information Concerning Directors and Officers — Contractual Arrangements with Executive Officers.”
      Dr. Schorr serves as Director Emeritus. He is appointed to this position by the Board of Directors, and is not voted upon by the stockholders of the Company. However, disclosure with respect to Dr. Schorr is provided in the proxy statement as if he were subject to such election. Dr. Schorr became Director Emeritus of the Company in October 2005 in connection with the acquisition of Helix Technology Corporation (“Helix”) by the Company, and was so appointed pursuant to the merger agreement under which the Company acquired Helix in October 2005 (the “Helix Merger Agreement”). As Director Emeritus, he is entitled to attend and participate in all meetings of the Board of Directors but does not vote.
      The following table sets forth certain information as of January 15, 2006 with respect to the ten nominees and with respect to Dr. Schorr. When used below, positions held with the Company include positions held with the Company’s predecessors and subsidiaries.

			Director
Name	Age	Position	Since

A. Clinton Allen(2)(3)	61	Director	2003

Roger D. Emerick(2)(3)	65	Director	1993

Edward C. Grady	58	Director and Chief Executive Officer	2003

Amin J. Khoury(2)(5)	66	Director	1994

Robert J. Lepofsky	61	Director	2005

Joseph R. Martin(1)(3)	58	Director	2001

John K. McGillicuddy(1)(3)	62	Director	2003

Krishna G. Palepu(3)	51	Director	2005

Alfred Woollacott, III(1)(4)	59	Director	2005

Mark S. Wrighton(2)(4)	56	Director	2005

Marvin G. Schorr	80	Director Emeritus	2005

(1)	Member of the Company’s Audit Committee.

(2)	Member of the Company’s Compensation Committee.

(3)	Member of the Company’s Nominating and Governance Committee.

(4)	The committee memberships noted above for each of Messrs. Woollacott and Wrighton were effective as of November 2005.

(5)	Mr. Khoury also serves as lead independent Director.
      Mr. A. Clinton Allen has been a director of Brooks since October 2003. In addition to serving as a director of Brooks, Mr. Allen is Chairman and Chief Executive Officer of A.C. Allen & Company, an investment banking consulting firm. From 1989 to 2002, Mr. Allen served as Vice Chairman of the Board of Psychemedics Corporation, Inc., a biotechnology company with a proprietary drug testing product, and as Chairman of the Board of Psychemedics from 2002 to 2003. Mr. Allen was Vice Chairman and a director of the DeWolfe Companies, a real estate firm, until it was acquired by Cendant Corporation in September 2002. Additionally, he was a director and member of the executive committee of Swiss Army Brands, maker of Swiss army knives, until it was acquired by Victorinox Corporation in August 2002. Mr. Allen is currently a non-executive chairman and a director of Collectors Universe, a provider of value added services to dealers and collectors. He also serves as a Lead Director of Steinway Musical Instruments Company, a manufacturer of musical instruments, as a director of LKQ Corporation, a supplier of recycled OEM automotive parts, and as a director of Source Interlink Companies, Inc, a provider of magazine sales information and services to the publishing and retailing industries in North America.
      Mr. Roger D. Emerick has been a director of Brooks since October 1993. Mr. Emerick served as a director of Lam Research Corporation (“Lam”), a semiconductor equipment supplier, from 1982 until January 2001. He served as Chairman of the Board of Directors of Lam from 1984 to 1997, Chief Executive Officer from 1982 to August 1997, and as President from 1982 to 1989.
      Mr. Edward C. Grady has served as President of Brooks since February 2003, as a director since September 2003 and as Chief Executive Officer since October 1, 2004. From October 2001 until February 2003, Mr. Grady served as a consultant to Brooks. From September 2000 until January 2003, Mr. Grady was a principal in the firm of Propel Partners LLC, an investment firm headquartered in Palo Alto, California. From May 1999 until July 2000 Mr. Grady served as Executive Vice President of the Wafer Inspection Group of KLA-Tencor Corp. Mr. Grady is a director of Evergreen Solar, Inc., a manufacturer and marketer of solar power products.
      Mr. Amin J. Khoury has been a director of Brooks since July 1994. Since 1987, Mr. Khoury has been Chairman of the Board of Directors of B/ E Aerospace, Inc., a developer, manufacturer and marketer of aircraft cabin interior products which he founded in 1987. Since 1986, Mr. Khoury has been a director of Synthes, Inc., a manufacturer and marketer of orthopedic trauma implants and a manufacturer and marketer of cranial-maxillofacial and spine implants. Since 1986, Mr. Khoury has also been Chairman of the Board of Applied Extrusion Technologies, Inc., a North American producer of oriented polypropylene films for consumer products, labeling and packaging. On December 1, 2004, Applied Extrusion Technologies filed a voluntary, prepackaged plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code pursuant to a previously announced plan of recapitalization.
      Mr. Robert J. Lepofsky became a Director of Brooks in October 2005 following the acquisition of Helix, and was appointed to the Company’s Board pursuant to the Helix Merger Agreement. He became Chairman of the Board of Helix on January 1, 2005. He joined Ensign-Bickford Industries, Inc., a privately held, broadly diversified company, in January 2005 as President and Chief Executive Officer. Prior to joining Ensign-Bickford, Mr. Lepofsky was President and Chief Executive Officer of Helix from January 1989 until December 2004. Mr. Lepofsky is a director Moldflow Corporation, a provider of software products and services for optimizing the design and manufacture of injection-molded plastic products.

      Mr. Joseph R. Martin has been a director of Brooks since June 2001. Mr. Martin served as Executive Vice President and Chief Financial Officer of Fairchild Semiconductor Corporation, a supplier of power semiconductors, from 1997 to 2003, and as its Senior Executive Vice President and Member of the Office of the Chairman until his retirement in June 2005. Mr. Martin is a member of the board of directors of Soitec, Inc., a semiconductor wafer processing company, of SynQor, Incorporated, a manufacturer of power solutions, and of Fairchild Semiconductor International, Inc., a semiconductor products company.
      Mr. John H. McGillicuddy has been a director of the Company since October 2003. Mr. McGillicuddy was a partner with the international accounting firm of KPMG LLP, a public accounting firm, from 1975 until his retirement in June 2000. Mr. McGillicuddy is also a member of the board of directors of Watts Water Technologies, Inc., a manufacturer of water safety and flow control products.
      Professor Krishna G. Palepu is the Ross Graham Walker Professor of Business Administration and Senior Associate Dean for International Development at the Harvard Business School. Professor Palepu became a Director of the Company in November 2005. Prior to assuming his current administrative position, Professor Palepu held other positions at Harvard Business School, including Senior Associate Dean, Director of Research, and Chair, Accounting and Control Unit. He is currently a member of the board of directors of Dr. Reddy’s Laboratories and Satyam Computer Services, two Indian companies listed on the New York Stock Exchange.
      Mr. Alfred Woollacott, III is a certified public accountant and was a partner with the accounting firm of KPMG LLP from 1979 until his retirement in September 2002. He became a Director of the Company in October 2005 following the acquisition of Helix by the Company, and was appointed to the Company’s Board pursuant to the Helix Merger Agreement.
      Dr. Mark S. Wrighton has been Chancellor of Washington University in St. Louis since July 1995. He became a Director of the Company in October 2005 following the acquisition of Helix by the Company, and was appointed to the Company’s Board pursuant to the Helix Merger Agreement. Dr. Wrighton also serves as director of Cabot Corporation, a chemical manufacturer, and A.G. Edwards, Inc., a brokerage firm.
      Dr. Marvin G. Schorr served as Chairman of the Board of Helix from August 1996 to December 2004. Dr. Schorr became a Director Emeritus of Brooks in October 2005 pursuant to the Helix Merger Agreement. Dr. Schoor is a director of Tech/ Ops Sevcon, Inc., a manufacturer and seller of control products for battery operated vehicles.
      The Company’s Board of Directors recommends that the stockholders vote FOR the election of the ten named nominees.
CORPORATE GOVERNANCE
Board of Directors
      The Board of Directors has responsibility for establishing broad corporate policies and reviewing the Company’s overall performance rather than day-to-day operations. The Board’s primary responsibility is to oversee the management of the Company and, in so doing, to serve the best interests of the Company and its stockholders. Management keeps the directors informed of the Company’s activities through regular written reports and presentations at Board and committee meetings. The Board has adopted certain Governance Policies that are publicly available on the Company’s website at www.brooks.com.
      The Board has assessed each of the ten nominees for director against the SEC and Nasdaq Stock Market standards for independence and determined that Messrs. Allen, Emerick, Khoury, Lepofsky, Martin,

McGillicuddy, Palepu, Woollacott and Wrighton, being nine of the ten directors, meet both the general definition of an independent director and has further determined that all members of the audit committee (among others) meet the stricter definition required for members of an audit committee.
      The Board of Directors held eleven meetings during the fiscal year ended September 30, 2005. The Board of Directors took action on one occasion by unanimous written consent in lieu of a special meeting during the fiscal year ended September 30, 2005. Each current director attended at least 75% of the meetings of the Board of Directors and of committees of which he was a member held during the last fiscal year.
      The Board of Directors encourages stockholders to communicate with senior management of the Company and directly with members of the Board of Directors on matters of concern related to the business and affairs of the Company. Stockholders who wish to communicate with members of the Board of Directors may do so by the following means:

•	By telephone: (978) 262-4400
•	By electronic mail: Directors@Brooks.com
•	By first class mail, overnight mail or courier:

Brooks Board of Directors
15 Elizabeth Drive
Chelmsford, MA 01824
      The Company as a matter of policy encourages the directors to attend meetings of stockholders. All of the nominees for election as director other than Messrs. Lepofsky, Palepu, Woollacott and Wrighton were directors at the time of the last stockholder meeting in April 2004, and each of them attended that meeting.
Committees of the Board
      The Board currently has the following three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee.
      Audit Committee. Under the provisions of the Audit Committee charter, the Audit Committee is responsible for the qualifications, independence, appointment, retention, compensation and evaluation of the Company’s registered public accounting firm and for assisting the Board of Directors in monitoring the Company’s financial reporting process, accounting functions and internal controls. It also is responsible for administering the Company’s Standards of Conduct and the oversight of “whistle-blowing” procedures, and certain other compliance matters.
      A copy of the charter of the Audit Committee is publicly available on the Company’s website at www.brooks.com. Under its charter, the Audit Committee must consist of not less than three directors, each of whom meets the stricter definition of independence for members of the Audit Committee under the rules of the Nasdaq Stock Market. The Audit Committee currently is composed of Messrs. McGillicuddy (Chair), Martin and Woollacott. The Board of Directors has reviewed the qualifications of each member of the committee and has determined that each of them meets that stricter definition of independence and that each of them qualifies as an “audit committee financial expert” as defined by SEC rules.
      The Audit Committee met on ten occasions during the fiscal year ended September 30, 2005. It took no action by written consent.
      Compensation Committee. The Compensation Committee has overall responsibility for the executive compensation philosophy of the Company, evaluates and approves executive compensation, assists the Board in the discharge of its responsibilities with respect to executive compensation and develops the executive leadership capabilities of the Company’s executives. It also has been delegated the authority to approve grants under and to supervise the administration of various of the Company’s stock plans, and it is required to issue an annual report to stockholders in accordance with SEC rules.
      Under its charter and the requirements of the Nasdaq Stock Market, the Compensation Committee must consist of at least three directors, each of whom satisfies certain requirements of the tax and securities laws and satisfies the independence requirements of the Nasdaq Stock Market. A copy of the charter of the Compensation Committee is publicly available on the Company’s website at www.brooks.com. The Compensation Committee is currently comprised of Messrs. Emerick (Chair), Allen, Khoury and Wrighton, each of whom meets the definition of an independent director and the other requirements for membership.
      The Compensation Committee met on six occasions and acted eight times by written consent during the fiscal year ended September 30, 2005.
      Compensation Committee Interlocks and Insider Participation. None of the members of the Compensation Committee is or was formerly an officer or employee of the Company, and no executive officer of the Company serves on the board of directors of any company at which any of the Compensation Committee members is employed.
      Nominating and Governance Committee. The purpose of the Nominating and Governance Committee is to (i) identify, review and evaluate candidates to serve as directors of the Company; (ii) serve as a focal point for communication between such candidates, the Board of Directors and the Company’s management; (iii) make recommendations to the full Board of candidates for all directorships to be filled by the stockholders or the Board; (iv) evaluate and make recommendations to the Board of a set of corporate governance and ethics principles applicable to the Company; (v) periodically review and evaluate the Company’s governance and ethics policies and guidelines; (vi) evaluate and make recommendations to the Board concerning the structure, responsibilities and operation of the committees of the Board; and (vii) make recommendations to the Board concerning Board meeting policies.
      Under its charter, as supplemented by the rules of the Nasdaq Stock Market, the Nominating and Governance Committee shall consist of not less than three members, each of whom satisfies the independence requirements of the Nasdaq Stock Market. A copy of the charter of the Nominating and Governance Committee is publicly available on the Company’s website at www.brooks.com. The Nominating and Governance Committee is currently comprised of Messrs. Martin (Chair), Allen, Emerick, McGillicuddy and Palepu, each of whom meets the definition of an independent director.
      The Nominating and Corporate Governance Committee is responsible for identifying candidates to serve as directors, whether such directorships are filled by the Board or by stockholders. The Committee may consider nominees recommended by stockholders and other sources, such as directors, officers, third party search firms or other appropriate sources. In evaluating candidates it will consider the criteria and qualifications set forth in the committee’s charter, which include personal integrity, sound business judgment, business and professional skills and experience, independence (as defined under SEC and Nasdaq rules), diversity, potential conflicts of interest, the extent to which a candidate would fill a present need, and concern for the long term interests of stockholders. In any particular situation, the committee may focus on persons possessing a particular background, experience or qualifications which the committee believes would be important to enhance the effectiveness of the Board. The evaluation process for stockholder recommendations is the same as for candidates from any other source. If stockholders wish to recommend a candidate for director for election at the 2007 annual meeting of stockholders, they must follow the procedures described in “Other Matters — Stockholder Proposals and Recommendations For Director.”

      The Nominating and Governance Committee met five times during the fiscal year ended September 30, 2005. It took no action by written consent.
Audit Committee Report
To The Stockholders:
Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
Management has represented to the Audit Committee that the Company’s consolidated financial statements for the fiscal year ended September 30, 2005 were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has reviewed and discussed the consolidated financial statements with management and separately with the independent auditors. It is the Audit Committee that engaged the Company’s independent auditors for the year ended September 30, 2005, and the Committee determines annually who shall act as the Company’s independent auditors. For the year that will end September 30, 2006, the Audit Committee has sought the ratification of their choice of independent auditors. The Audit Committee reviewed with the independent auditors the accounting policies and practices critical to the Company’s financial statements, the alternative treatments within general accepted accounting principles for policies and practices related to materials items that have been discussed with management, the ramifications of each alternative, and the independent auditors’ preferred treatment. The Committee also reviewed the material written communications between management and the independent auditors. The Committee reviewed management’s assessment of the effectiveness of the Company’s internal control over financial reporting and also met with the independent auditors, with and without management present, to discuss the auditors’ evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380), as modified or supplemented.
The Company’s independent auditors provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, to confirm their independence and to engage in a discussion of independence. The Audit Committee also reviewed with the independent auditors the relevant SEC rules with respect to independence of auditors.
The Audit Committee is responsible for pre-approval of the performance of all audit and non-audit services by the independent auditors. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to approve the provision of audit-related or non-audit related services by the Company’s independent auditors. Any approvals granted pursuant to that delegation of authority are subsequently reported to the full Audit committee. In each case in which approval was sought for the provision of non-audit services during the fiscal year ended September 30, 2005, the Audit Committee, or the Chairman acting on the Committee’s behalf, considered a written listing of such services, conducted a discussion with management as to whether the independent auditors’ provisions of such services to the Company would be compatible with maintaining the auditors’ independence, and determined that they were compatible and were therefore permitted services.

Based on its review, the Audit Committee has recommended to the Board of Directors that Brooks’ audited consolidated financial statements for the fiscal year ended September 30, 2005 be included in the Company’s annual report on Form 10-K for the fiscal year ended that date. Further, the Audit Committee has determined to engage PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending September 30, 2006.
      Respectfully Submitted.

Audit Committee:

John K. McGillicuddy, Chairman
Joseph R. Martin
Alfred Woollacott, III
Independent Auditor Fees and Other Matters
      Audit Fees. PricewaterhouseCoopers LLP billed Brooks an aggregate of $2,112,140 and $1,202,107 in fees and expenses for professional services rendered in connection with the audit of Brooks’ financial statements for the fiscal years ended September 30, 2005 and September 30, 2004, respectively, for the reviews of the financial statements included in each of Brooks’ Quarterly Reports on Form 10-Q during those years, and for services provided in connection with statutory and regulatory filings or engagements in those years. Substantially all of the increase in audit fees from fiscal year 2004 to fiscal year 2005 was due to new requirements pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.
      Audit Related Fees. PricewaterhouseCoopers LLP billed Brooks an aggregate of $0 and $75,207 in the fiscal years ended September 30, 2005 and September 30, 2004, respectively, for professional services rendered by it for assurance and related services reasonably related to the performance of an audit or review.
      Tax Related Fees. PricewaterhouseCoopers LLP billed Brooks an aggregate of $480,520 and $878,322 in the fiscal years ended September 30, 2005 and September 30, 2004, respectively, for tax compliance, tax advice and tax planning. For fiscal year 2005, the aggregate tax fee amount includes fees from each of the following subcategories: Non-US Tax Compliance $257,234; Expatriate Tax Services $123,066; and Tax Consulting $100,220.
      All Other Fees. PricewaterhouseCoopers LLP billed Brooks an aggregate of $163,000 and $2,314 in fees and expenses during the years ended September 30, 2005 and September 30, 2004, respectively, for all other services, all of which constituted permitted services. For fiscal year 2005, such fees were incurred for professional services rendered in connection with the review of financial statements for the Company’s SEC filings with respect to the Company’s acquisition of Helix.
      Commencing May 15, 2003, as described above, in each case in which approval was sought for the provision of non-audit services, the Audit Committee or the Chairman of the Committee acting under a delegation of authority from the Committee considered whether the independent auditors’ provision of each such services to the Company was compatible with maintaining the auditors’ independence and determined that it was compatible.
      All of the above services provided by PricewaterhouseCoopers LLP were approved by the Audit Committee or the Chairman of the Committee acting under a delegation of authority from the Committee. All of the work performed by PricewaterhouseCoopers LLP was performed by full-time, permanent employees of the firm. The Audit Committee has determined that the services provided by PricewaterhouseCoopers LLP as set forth herein are compatible with PricewaterhouseCoopers LLP’s maintenance of its independence as the Company’s independent auditor.

Related Party Transactions
      Under existing SEC rules, certain transactions between executive officers, directors, nominees for director of the Company and related parties, commonly referred to as “related party transactions,” have been required to be disclosed to stockholders. Under the Nasdaq Stock Market rules, effective since January 15, 2004, the Company is required to conduct an appropriate review of any such transaction and the Audit Committee or the independent directors is required to approve the transaction.
      On June 11, 2001, Brooks appointed Joseph R. Martin to the Board. Mr. Martin is also vice chairman and a director of Fairchild Semiconductor International, Inc. (“Fairchild”), one of Brooks’ customers. Accordingly, Fairchild is considered a related party for the period subsequent to June 11, 2001. Brooks’ revenue from Fairchild for the fiscal year ended September 30, 2005 was approximately $319,000. The amounts due from Fairchild included in accounts receivable at September 30, 2005 were $33,000.
      Related party transactions and amounts included in accounts receivable and revenue are on standard pricing and contractual terms and manner of settlement for products and services of similar types and at comparable volumes.
COMPENSATION AND OTHER INFORMATION
CONCERNING DIRECTORS AND OFFICERS
Compensation of and Contractual Arrangements With Directors
      Compensation. For service on the Board, nonemployee directors of Brooks receive a $40,000 cash annual retainer and reimbursement of expenses reasonably incurred in connection with board service. Nonemployee directors who are members of the audit, compensation or nominating and governance committees receive an additional annual retainer of $7,500 per year for their services on each committee. The Chairman of the Audit Committee receives an additional annual retainer of $5,000 for serving as Chair. The Lead Director receives an annual stipend of $10,000 for serving in that capacity. Directors are also paid a $1,000 board or committee meeting fee for each meeting attended (either in person or by phone), subject to the limitation that only one meeting fee may be earned as to any one day regardless of the number of board or committee meetings held on that date.
      Beginning in May 2005, in connection with the Company’s consideration of whether to pursue the acquisition of Helix, the Board appointed a Special Committee comprised of Joseph R. Martin and A. Clinton Allen to act on the Company’s behalf in assessing the desirability of such an acquisition and subsequently leading the Company’s efforts to bring such an acquisition to conclusion. In furtherance of these purposes, Messrs. Martin and Allen conducted numerous meetings with representatives of Helix, Brooks and the investment bankers and counsel for each of the companies. When the Board determined that the acquisition of Helix was in the best interests of the Company, the members of the Special Committee conducted key elements of the negotiation of the terms of the acquisition, including the price and structure of the transaction and certain governance provisions that would pertain to Brooks following the completion of the acquisition, such as the size of the Company’s Board of Directors following the merger and the identity of certain individuals who would be nominated to be Brooks directors following the completion of the merger. For their work on the Company’s behalf, the members of the Special Committee were paid a stipend of $60,000 following the October 26, 2005 closing of the acquisition.
      Since 2002, Brooks has granted to each newly appointed non-employee director an option to purchase 25,000 shares of Brooks’ Common Stock upon his appointment as a director and an option to purchase 10,000 shares of Brooks’ Common Stock on July 1 of each year thereafter. The Board of Directors has voted to change the Company’s approach to both equity compensation and equity ownership by the nonemployee members of the Board of Directors. Effective in the second quarter of fiscal 2006 nonemployee directors will no longer be granted options to purchase shares of the Company’s Common Stock. Further, all such nonemployee directors have agreed to the cancellation by the Company of the options to purchase the Company’s Common Stock that each was granted that are outstanding at the time of the implementation of this program and have an exercise price of $18.72 or greater.
      Immediately following the Company’s 2006 Annual Meeting, the Company plans to implement a new director compensation policy pursuant to and under the Company’s Amended and Restated 2000 Equity Incentive Plan. Pursuant to this new policy, nonemployee directors will be granted shares of restricted stock on the following terms:

•	All nonemployee directors will be required over time to own shares of the Company’s Common Stock having a market value of at least $300,000;

•	Each nonemployee director will be granted 5,000 shares of restricted stock on the date of the annual meeting for each of the four years following his or her initial election or appointment as a director (or beginning with the 2006 annual meeting in the case of the current nonemployee directors); and

•	Transfer restrictions on all such shares will lapse in a manner such that on the fourth anniversary of the initial grant, restrictions will have lapsed on all shares granted during that four-year period, but each such nonemployee director must nonetheless maintain equity ownership in the Company over time of at least $300,000 as described above.
      The target ownership and share grant amounts are subject to adjustments based on changes in the market price for the Company’s Common Stock. The Compensation Committee intends to monitor the policy over the next four years. The Board may at any time revoke or modify the policy. The amount of any further such grants will be subject to the review and approval of the Compensation Committee based on the Committee’s analysis, with the assistance of independent consultants, if desired, of the appropriateness of the nature and amount of any such grants, based upon such factors as a comparison of director compensation at peer companies and a review of prevailing market practices and conditions.
      Employee directors may elect to participate in Brooks’ 1995 Employee Stock Purchase Plan and may be granted options, restricted stock or other equity incentive awards under Brooks’ Amended and Restated 2000 Equity Incentive Plan.
      Indemnification Agreements. Brooks has entered into indemnification agreements with each of its directors and anticipates that it will enter into similar agreements with any future directors. Generally, the indemnification agreements are designed to provide the maximum protection permitted by Delaware law with respect to indemnification of a director.
      The indemnification agreements provide that Brooks will pay certain amounts incurred by a director in connection with any civil or criminal action or proceeding, specifically including actions by or in the name of Brooks (derivative suits) where the individual’s involvement is by reason of the fact that he is or was a director or officer. Such amounts include, to the maximum extent permitted by law, attorney’s fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, a director will receive indemnification unless he is found not to have acted in good faith and in a manner he reasonably believed to be in the best interests of Brooks.

Information on Executive Officers
      The names of the Company’s executive officers who are not directors of the Company, and certain biographical information furnished by them as of January 15, 2006, are set forth below. For information about Mr. Grady, see “Proposal No 1 — Election of Directors — Information on Nominees” above.

Name	Age	Position with the Company

Robert E. Anastasi	59	Executive Vice President, Global Operations

Joseph M. Bellini	45	President and Chief Operating Officer, Enterprise Software Group

James F. Gentilcore	53	President and Chief Operating Officer, Semiconductor Products Group

Thomas S. Grilk	58	Senior Vice President, General Counsel and Secretary

Robert W. Woodbury, Jr.	49	Senior Vice President and Chief Financial Officer
      Mr. Robert E. Anastasi was appointed Executive Vice President, Global Operations of Brooks in October 2005 in connection with the acquisition of Helix. Prior to October 2005, Mr. Anastasi served as Executive Vice President of Helix from February 2001 to October 2005 and as Senior Vice President of Helix from July 1997 until February 2001.
      Mr. Joseph M. Bellini was appointed President and Chief Operating Officer, Enterprise Software Group in October 2005 in connection with the acquisition of Helix. Prior to October 2005, Mr. Bellini served as Brooks’ Senior Vice President, Software Division, since joining Brooks in March 2003. Prior to joining Brooks, Mr. Bellini was chief executive officer of eXcelon, a software company which was merged into Progress Software in December 2002. Mr. Bellini became CEO of eXcelon in September 2001 following its acquisition of C-bridge Internet Solutions, an internet company. Mr. Bellini was CEO of C-bridge Internet Solutions from 1999 until 2001.
      Mr. James F. Gentilcore was appointed President and Chief Operating Officer, Semiconductor Products Group in October 2005 in connection with the acquisition of Helix. Prior to October 2005, Mr. Gentilcore served as President and Chief Executive Officer of Helix from January 2005 to October 2005. Mr. Gentilcore joined Helix in December 2002 as Executive Vice President and Chief Operating Officer. From 1996 to 2002, Mr. Gentilcore was with Advanced Energy Industries, Inc., a manufacturer of integrated subsystems for the semiconductor industry, most recently as Chief Operating Officer.
      Mr. Thomas S. Grilk joined Brooks in November 2002 as Senior Vice President and General Counsel. From July 2000 until joining the Company, he was Vice President and General Counsel of Teradyne, Inc., a manufacturer of automated test equipment and electrical connection systems. He is President and a member of the Board of Governors of the Boston Athletic Association.
      Mr. Robert W. Woodbury, Jr. has served as Senior Vice President and Chief Financial Officer since joining the Company in February 2003. Prior to joining Brooks, Mr. Woodbury was Vice President and Corporate Controller since 1996 at Acterna Corporation (formerly Dynatech Corporation), a communications equipment and network technology company. In May 2003, Acterna filed a petition seeking protection under Chapter XI of the United States Bankruptcy Code pertaining to a plan of reorganization for itself and its U.S.-based subsidiaries. Such a plan was approved in September 2003 and Acterna emerged from Chapter XI protection in October 2003.

Summary of Compensation of Executive Officers
      The following Summary Compensation Table sets forth the compensation during the last three fiscal years of each of the Chief Executive Officer, the three other executive officers of the Company as of September 30, 2005 and Peter Frasso, the most highly-compensated person who was an executive officer of the Company during the 2005 fiscal year but was not such an executive officer on September 30, 2005 (collectively, the “Named Executive Officers”).
Summary Compensation Table

						Long Term
						Compensation Awards
		Annual Compensation
						Restricted		Securities
				Other Annual		Stock		Underlying	All Other
Name and Principal	Year			Compensation		Awards		Options	Compensation
Position	Ended	Salary($)	Bonus($)(6)	($)		($)(8)		(#)	($)(13)

Edward C. Grady	9/30/05	350,000	136,070	—		90,000	(9)	50,000	309,322
President and Chief	9/30/04	350,000	350,000	—		—		100,000	182,322
Executive Officer(1)	9/30/03	222,115	—	223,059	(7)	—		200,000	1,429

Joseph M. Bellini	9/30/05	341,539	68,515	—		30,000	(10)	10,000	2,622
President and Chief	9/30/04	295,000	227,150	—		—		35,000	540
Operating Officer,	9/30/03	147,500	—	—		—		75,000	270
Enterprise Software Group(2)

Thomas S. Grilk	9/30/05	260,000	70,756	—		3,000	(11)	7,500	2,322
Senior Vice President,	9/30/04	260,000	130,000	—		—		25,000	2,322
General Counsel and	9/30/03	225,000	—	—		—		30,000	1,161
Secretary(3)

Robert W. Woodbury, Jr.	9/30/05	290,000	113,920	—		30,000	(12)	10,000	809
Senior Vice President	9/30/04	272,538	190,777	—		—		35,000	810
and Chief Financial	9/30/03	153,692	—	—		—		85,000	467
Officer(4)

Peter Frasso	9/30/05	131,379	—	—		—		10,000	166,898
Former Senior Vice	9/30/04	265,439	185,807	—		—		70,000	5,007
President, Global	9/30/03	229,291	—	5,230		—		50,000	1,916
Operations(5)

(1)	Mr. Grady commenced employment with the Company in February 2003.

(2)	Mr. Bellini commenced employment with the Company in March 2003.

(3)	Mr. Grilk commenced employment with the Company in November 2002.

(4)	Mr. Woodbury commenced employment with the Company in February 2003.

(5)	Mr. Frasso ceased employment with the Company in February 2005.

(6)	Includes bonuses based upon the results of the years ended September 30, 2005 and 2004 but paid thereafter.

(7)	Includes an allowance for relocation from California to Massachusetts and reimbursement of actual relocation expenses in 2003. See “Contractual Arrangements with Executive Officers — Employment Agreements”.

(8)	Although the Company has no current plans to pay dividends on its Common Stock, any dividends so paid will also be paid on shares of restricted stock. References to “vesting” in footnotes 9 through 12 below refer to the lapse of restrictions on the transfer.

(9)	On September 30, 2005, Mr. Grady held an aggregate of 90,000 restricted shares of Brooks Common Stock having an aggregate value on that date of $1,199,700. Of these shares, 50,000 were awarded on October 1, 2004, with 25,000 shares vesting on October 1, 2005 and the remaining 25,000 shares vesting on October 1, 2006; and 40,000 were awarded on December 20, 2004, with 10,000 shares vesting on December 20, 2005, 10,000 shares vesting on December 20, 2006 and 20,000 shares vesting on December 20, 2006.

(10)	On September 30, 2005, Mr. Bellini held an aggregate of 30,000 restricted shares of Brooks Common Stock having an aggregate value on that date of $399,900. All of these shares were awarded on December 20, 2004, with 7,500 shares vesting on December 20, 2005, 7,500 shares vesting on December 20, 2006 and 15,000 shares vesting on December 20, 2007.

(11)	On September 30, 2005, Mr. Grilk held an aggregate of 3,000 restricted shares of Brooks Common Stock having an aggregate value on that date of $39,990. All of these shares were awarded on December 20, 2004, with 750 shares vesting on December 20, 2005, 750 shares vesting on December 20, 2006 and 1,500 shares vesting on December 20, 2007.

(12)	On September 30, 2005, Mr. Woodbury held an aggregate of 30,000 restricted shares of Brooks Common Stock having an aggregate value on that date of $399,900. All of these shares were awarded on December 20, 2004, with 7,500 shares vesting on December 20, 2005, 7,500 shares vesting on December 20, 2006 and 15,000 shares vesting on December 20, 2007.

(13)	For fiscal 2005, consists of 401(k) matching contributions ($7,000 for Mr. Grady, $1,885 for Mr. Bellini and $2,571 for Mr. Frasso) and life insurance premiums paid by the Company on behalf of the executive ($2,322 for Mr. Grady, $737 for Mr. Bellini, $2,322 for Mr. Grilk, $809 for Mr. Woodbury and $982 for Mr. Frasso). For Mr. Grady for fiscal year 2005, also consists of a deferred sign on bonus of $300,000 paid in January 2005. For Mr. Frasso in fiscal 2005, also consists of $163,345 of required severance payments. For Mr. Grady for fiscal year 2004, consists of a deferred sign on bonus of $180,000 paid in January 2004, and life insurance premiums paid by the Company on behalf of Mr. Grady in the amount of $2,322.
Contractual Arrangements With Executive Officers

Employment Agreements
      Edward C. Grady. Mr. Grady was appointed Chief Executive Officer of the Company on October 1, 2004 pursuant to an Amended and Restated Employment Agreement entered into with the Company on June 1, 2004 (the “Employment Agreement”). Mr. Grady’s term as Chief Executive Officer and President under the Employment Agreement is effective until September 30, 2006, and may be extended for an additional one year term by mutual agreement, provided the Company and Mr. Grady each request such an extension prior to April 30, 2006.
      The Employment Agreement also provides that Mr. Grady will continue to serve as a director of the Company and that the Company will nominate him for re-election as a director each year during his employment term, in accordance with the Company’s By-laws.
      Under the terms of the Employment Agreement, Mr. Grady receives an annual base salary in the amount of $350,000. In addition, Mr. Grady is eligible to receive an annual management bonus, as determined by the Company’s Compensation Committee from year to year. Mr. Grady is also eligible to participate in all employee welfare and benefit plans normally offered to other senior executives of the Company.

      In accordance with the terms of the Employment Agreement, on October 1, 2004 the Company issued Mr. Grady 50,000 shares of restricted stock that will vest in equal annual installments over two years. This issuance was made pursuant to a restricted stock agreement between the Company and Mr. Grady, effective as of October 1, 2004.
      Under the terms of the Employment Agreement, if during his employment term Mr. Grady is terminated without cause (as defined in the Employment Agreement) or resigns for good reason (as defined in the Employment Agreement) prior to a change of control of the Company, then the Company shall pay him a pro-rata portion of his then current base salary for the remaining employment term, a pro-rata portion of his annual management bonus for the completed portion of the current annual pay period, any unpaid deferred sign-on bonus compensation to which he may be entitled, and any accrued vacation pay. In addition, all stock options will continue to vest, and the restrictions on transfer on the 50,000 shares of restricted stock granted on October 1, 2004 will continue to lapse, in each case accordance with their schedules, without regard to any continued employment of Mr. Grady or other relationship he may have with the Company, and, if applicable, remain exercisable, for the remaining option term.
      If Mr. Grady resigns for good reason or is terminated without cause within one year following a change of control of the Company, then the Company shall pay him a pro-rata portion of his then current base salary for the remaining employment term, any unpaid deferred sign-on bonus compensation to which he may be entitled, and any accrued vacation pay. In addition, all stock options will continue to vest, and the restrictions on transfer on the 50,000 shares of restricted stock granted on October 1, 2004 will continue to lapse, in each case accordance with their schedules, without regard to any continued employment of Mr. Grady or other relationship he may have with the Company, and, if applicable, remain exercisable, for the remaining option term.
      Mr. Grady’s employment agreement also contains non-competition, non-solicitation and confidentiality provisions. The non-competition and non-solicitation provisions prohibit Mr. Grady from directly or indirectly competing with, or soliciting employees of, the Company so long as he is an employee of the Company and for a period of two years thereafter.
      The Company has agreed to retain Mr. Grady as a consultant and pay Mr. Grady a consulting fee of $100,000 per year for a period of four years following the termination of his employment with the Company.
      The Company entered into the original employment agreement with Mr. Grady, in connection with his hiring as President and Chief Operating Officer, effective January 31, 2003. Mr. Grady’s original employment agreement was initially effective for a two-year term, which would then renew automatically for successive one-year terms.
      Under the terms of the original agreement, Mr. Grady received an annual base salary in the amount of $350,000. Mr. Grady also received $180,000 as compensation for his relocation from California to Massachusetts and reimbursement of reasonable, customary and actual moving expenses. Subject to certain termination provisions contained in the agreement, Mr. Grady received an initial deferred sign-on bonus payment in the amount of $180,000 on January 29, 2004, and received a second deferred sign-on bonus payment in the amount of $300,000 on January 3, 2005. The Company also agreed to appoint Mr. Grady to the Board of Directors if he continued to be employed six months after commencement of the agreement. Mr. Grady was appointed to the Board in September 2003. Under the terms of the original agreement, Mr. Grady also received an option to purchase 200,000 shares of Brooks Common Stock, vesting over four years.
      Robert W. Woodbury, Jr. The Company entered into an at-will employment agreement with Robert W. Woodbury, Jr., its Senior Vice-President and Chief Financial Officer, effective February 26, 2003. Under the terms of the Agreement, Mr. Woodbury is entitled to receive an annual base salary of $290,000, which is subject to adjustment from time to time, and an annual management bonus which may range from 0% to 150% of 70% of Mr. Woodbury’s base salary. Under the agreement the Company also granted Mr. Woodbury an option to purchase up to 85,000 shares of Brooks Common Stock, vesting over four years. Mr. Woodbury is also be eligible to participate in all employee welfare and benefit plans normally offered to other senior executives of the Company.
      In addition to his employment agreement, Brooks has entered into a change of control agreement with Mr. Woodbury. The agreement has a term of five years and automatically renews in five-year increments unless a party to the agreement objects in writing in advance of the renewal. The agreement provides that in the event of a change of control Mr. Woodbury will retain his then current compensation and benefits for the lesser of one year or until terminated for cause. The agreement also provides that the position of Mr. Woodbury upon a change of control shall be at least commensurate with the highest position held by Mr. Woodbury prior to the change of control, after completion of a six-month transitional period. Under the agreement, if Mr. Woodbury is terminated other than for cause, disability or death or if Mr. Woodbury resigns for good reason, Mr. Woodbury is entitled to one year of salary in a lump sum payment and the continuation of certain benefits for 18 months. For purposes of the agreement, cause means willful acts of dishonesty, repeated breaches by Mr. Woodbury of the agreement or the conviction of a felony involving moral turpitude. Good reason includes diminution of the responsibility or position of Mr. Woodbury, Brooks’ breach of the agreement or the involuntary relocation of Mr. Woodbury.
      Other Executive Officers. The Company has at-will employment agreements with certain key employees, including each of the executive officers other than Messrs. Grady and Woodbury, whose employment agreements are described above. Each such agreement provides for, among other things, a specified annual base salary and an annual management bonus of 0% to 150% of 70% - 100% of base salary, as set forth in the table below. Each agreement also provides that the employee will be entitled to severance including one year’s base salary and continued participation in benefit plans if terminated without “cause” or if the employee resigns for “good reason.” Cause is defined to include willful failure or refusal to perform the duties pertaining to the employee’s job, engagement in conduct that is fraudulent, dishonest, unlawful or otherwise in violation of Brooks’ standards of conduct or a material breach of the employment agreement or related agreements. Good reason is defined to include diminution of the responsibility or position of the employee, Brooks’ breach of the agreement or relocation of the employee. Payment of base salary and continued participation in benefit plans may be extended for up to one additional year if the employee is engaged in an ongoing search for replacement employment. Each employee will also be eligible for reimbursement of up to $100,000 in relocation expenses.

Officer	Base Salary	Bonus

Robert E. Anastasi	$290,000	0% to 150% of 70% of Base Salary

Joseph M. Bellini	$350,000	0% to 150% of 100% of Base Salary

James F. Gentilcore	$375,000	0% to 150% of 100% of Base Salary

Thomas S. Grilk	$260,000	0% to 150% of 70% of Base Salary
      Agreements with James F. Gentilcore and Robert E. Anastasi, which were entered into in connection with the acquisition of Helix, also contain additional provisions. During the first year of employment, the employee will be eligible to participate in the Helix benefit plans that were in effect prior to Brook’s acquisition of Helix. Subsequently, the employee will be eligible to participate in all benefits normally offered to senior executives of Brooks. Mr. Gentilcore and Mr. Anastasi received options to purchase 25,000 shares and 15,000 shares, respectively, of Brooks Common Stock, which vest quarterly over four years. Also, Mr. Gentilcore and Mr. Anastasi received grants of 12,500 shares and 7,500 shares, respectively, of restricted Brooks Common

Stock, 25% of which vest after each of the first two years and the remaining 50% of which vest after the third year. In the case of Mr. Gentilcore, good reason for resignation also includes Brooks’ failure to offer him the position of Chief Executive Officer upon conclusion of the term of office of the Chief Executive Officer serving on the closing date of the merger.
      Indemnification Agreements. Brooks has entered into indemnification agreements with each of its executive officers and certain key employees. The indemnification agreements provide that the Company will pay certain amounts incurred by an officer in connection with any civil or criminal action or proceeding, specifically including actions by or in the name of the Company where the individual’s involvement is by reason of the fact that he is or was an officer. Such amounts include, to the maximum extent permitted by law, attorney’s fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, an officer will receive indemnification unless he or she is found not to have acted in good faith and in a manner he or she reasonably believed to be in the best interests of Brooks.
Compensation Plans
      Bonus Plan. The Company maintains a bonus program for employees, including executive officers, under which such employees may be awarded cash bonuses based upon the Company’s overall financial performance.
      Stock Purchase Plan. The Company’s 1995 Employee Stock Purchase Plan provides employees of Brooks with additional incentives by permitting them to acquire an equity interest in the Company through the purchase of shares of Brooks Common Stock at a discount to the then-current price. As of September 30, 2005, 1,341,541 shares of Brooks Common Stock have been purchased under the Stock Purchase Plan and 908,459 shares remain available for purchase. The Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).
      Equity Compensation Plans. Brooks maintains a number of equity compensation plans for employees, officers, directors and others whose efforts contribute to Brooks’ success. The plans described below are administered by the Compensation Committee of the Board of Directors. However, the Chief Executive Officer of the Company has the authority to grant options to purchase not more than 5,000 shares of the Company’s Common Stock and not more than 2,000 shares of restricted stock per employee per fiscal year to employees who are not executive officers on terms that are consistent with the 1998 Plan and the 2000 Plan described below. Under that authority, Mr. Robert J. Therrien, the Chief Executive Officer until October 1, 2004, granted options to purchase an aggregate of 422,350 shares of the Company’s Common Stock in fiscal 2004. Mr. Grady, who was appointed Chief Executive Officer of the Company on October 1, 2004, granted options to purchase an aggregate 281,750 shares of the Company’s Common Stock and 32,000 shares of restricted stock in fiscal 2005.
      Consistent with the results of its benchmarking activities and its evaluation of the relative long-term incentive benefits of grants of restricted stock to key employees, the Compensation Committee has determined to make greater use of restricted grants than of stock option grants as a long-term incentive compensation tool. This is described more fully in the Report of the Compensation Committee below.

      The following tables set forth certain information with respect to the stock options granted to and exercised by the Named Executive Officers during fiscal 2005 and the aggregate number of and value of options exercisable and unexercisable held by the Named Executive Officers during fiscal 2005.
Option Grants in Last Fiscal Year

					Potential Realizable
					Value at Assumed
	Number of	Percent of			Annual Rates of Stock
	Securities	Total Options			Price Appreciation for
	Underlying	Granted to	Exercise		Option Term($)(2)
	Options	Employees in	Price	Expiration
Name	Granted(#)(1)	Fiscal Year	($/Share)	Date	5%	10%

Edward C. Grady	50,000	8.4%	17.22	12/20/11	350,513	816,845

Joseph M. Bellini	10,000	1.7%	17.22	12/20/11	70,103	163,369

Thomas S. Grilk	7,500	1.3%	17.22	12/20/11	52,577	122,527

Robert W. Woodbury, Jr.	10,000	1.7%	17.22	12/20/11	70,103	163,369

Peter Frasso	10,000	1.7%	17.22	12/20/11	70,103	163,369

(1)	Stock options become exercisable over a four-year period, with 6.25% vesting each quarter.

(2)	The 5% and 10% assumed rates of annual compounded stock price appreciation are mandated by the rules of the SEC and do not represent the Company’s estimate or projection of future prices of its Common Stock.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares	Value	Options at 9/30/05(#)		at 9/30/05($)(2)
	Acquired on	Realized
Name	Exercise(#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Edward C. Grady	—	—	245,076	115,624	390,003	233,997

Joseph M. Bellini	—	—	65,251	36,249	87,398	86,622

Thomas S. Grilk	—	—	47,031	15,469	22,688	10,313

Robert W. Woodbury, Jr.	—	—	90,001	39,999	176,910	106,140

Peter Frasso	25,001	112,610	—	—	—	—

(1)	The “value realized” reflects the appreciation on the date of exercise (based on the excess of the fair market value of the Company’s Common Stock on the date of exercise over the exercise price). However, because the Named Executive Officers may keep the shares they acquired upon the exercise of the options (or sell them at a different price), these amounts do not necessarily reflect cash realized upon the sale of those shares.

(2)	Based on the closing price of the Company’s Common Stock on September 30, 2005 on the Nasdaq National Market of $13.33 minus the respective option exercise prices.

Nonqualified Deferred Compensation Plan
      The Company has established a nonqualified deferred compensation plan to allow eligible executives and directors to defer a portion of their compensation on a pre-tax basis and receive tax-deferred returns on those deferrals. The Plan is unfunded for tax purposes and for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

      As a nonqualified plan, eligibility is limited to a select group of management or highly compensated employees and directors. From that group, the Compensation Committee selects, in its sole discretion, the individuals who may actually participate in the Plan. Participants may elect to defer base salary, bonus, commissions and/or director fees on a pre-tax basis, subject to certain minimum and maximum amounts. Employer contributions may be credited to participant accounts on a discretionary basis. Participant accounts are adjusted up or down on a daily basis, based on the performance of hypothetical investment options available to plan participants. Participants are always 100% vested in their voluntary deferrals, and will become vested in employer contributions in accordance with the vesting schedule provided in the plan (e.g., 33% vesting per year of service and 100% vested upon completion of three years of service).
      Benefit payments may be made under a variety of circumstances, including: if a participant qualifies for “retirement” under the terms of the Plan; scheduled distributions during employment; upon a change in control; an unforeseeable financial emergency; termination of employment; or death. Based on the particular circumstances, benefits may be paid either in a lump sum or over a specified period of time.

Securities Authorized for Issuance under Equity Compensation Plans
      The table below sets forth certain information as of September 30, 2005 regarding the shares of Brooks’ Common Stock available for grant or granted under stock option plans that (i) were approved by Brooks’ stockholders, and (ii) were not approved by Brooks’ stockholders.
Equity Compensation Plan Information

	Number of		Number of
	Securities to be		Securities
	Issued Upon	Weighted-Average	Remaining Available
	Exercise of	Exercise Price of	for Future Issuance
	Outstanding	Outstanding	Under Equity
	Options, Warrants	Options,	Compensation
Plan Category	and Rights	Warrants and Rights	Plans(2)

Equity compensation plans approved by security holders(1)	3,216,205	$26.52	3,053,686	(3)

Equity compensation plans not approved by security holders	1,989,149	$24.95	313,032

Total	5,205,354	$25.83	3,366,718

(1)	Includes an aggregate of 190,565 options at a weighted average exercise price of $49.355 assumed by the Company in connection with past acquisitions and business combinations.

(2)	Excludes securities reflected in the first column of the table.

(3)	Excludes 908,459 shares that may be issued under Brooks’ Employee Stock Purchase Plan.
      1998 Employee Equity Incentive Plan. The purpose of the 1998 Employee Equity Incentive Plan (the “1998 Plan”), adopted by the Board of Directors of Brooks in April 1998, is to attract and retain employees and provide an incentive for them to assist Brooks to achieve long-range performance goals and to enable them to participate in the long-term growth of Brooks. All Brooks’ employees (other than its officers and directors), contractors, consultants, service providers or others who are in a position to contribute to the long-term success and growth of Brooks are eligible to participate in the 1998 Plan. A total of 4,825,000 shares of Brooks’ Common Stock were reserved for issuance under the 1998 Plan. In order to align the 1998 Plan with its current practices, in January 2000, the Board of Directors amended the 1998 Plan to eliminate Brooks’ ability to award nonqualified stock options with exercise prices at less than fair market value. On February 26, 2003 the Board of Directors voted to cancel and not return to the reserve any 1998 Plan forfeited option. From February 26, 2003 through September 30, 2005, a total of 1,379,400 options were forfeited due to employee terminations. Of the shares reserved for issuance under the 1998 Plan, options for 1,989,149 shares had been granted and were outstanding and 313,032 shares remained available for grant at September 30, 2005.
Compensation Committee Report
To The Stockholders:
      The Compensation Committee of the Board of Directors is comprised of four independent directors. As more fully described above under “Corporate Governance — Committees of the Board,” it is responsible for establishing compensation policies applicable to the Company’s directors and its executive officers, including its chief executive officer. In discharging its responsibilities, the committee consults, as necessary, with outside advisors.

Compensation Philosophy
      The Company has developed a compensation philosophy and programs designed to enable the Company to attract, motivate and retain excellent executive talent. Compensation is earned based upon performance consistent with the expectations defined by the Company’s leadership practices and measurable objectives which support the Company’s corporate goals and financial metrics.
      To accomplish these goals, the Company uses a combination of programs to offer a balance between short-term and long-term incentives. Components of these programs include:

•	base pay targeted at a percentage of competitive pay for similar positions within a peer group of companies;

•	a variable component based upon performance to business and financial metrics which may result in the individual receiving more or less cash compensation when compared to our peer group companies;

•	discretionary bonuses which may be utilized to recognize and reward outstanding individual performance in excess of measurable business and performance objectives;

•	long term incentive compensation to retain key talent and align the interests of executives with those of shareholders, which may include options or stock grants; and

•	deferred compensation in selected cases for key executives.
      During 2004 the committee retained the services of Pearl Meyer & Partners, a compensation consulting firm, to conduct a broad review of the compensation of the Company’s management personnel, including a comparison of the Company’s Compensation practices with those of its peer companies and other compensation survey data. The committee directed Pearl Meyer & Partners to focus on long-term incentive compensation matters as well as salary and bonus measures.

Base Salary
      The base salary of an executive officer is established after considering the level of the officer’s responsibility and the quality of his or her performance. The committee also reviews data gathered through executive compensation benchmarking studies prepared by compensation consultants. In assessing the information contained in the studies, the committee considers the size and the profitability of peer companies and the nature of their business. The committee does not formally weigh factors pursuant to a fixed formula. In setting compensation, the Company’s compensation philosophy has been to target base compensation at approximately the 50th percentile in comparison to its peer companies, and the committee has worked with its independent consultants to ensure that the Company’s compensation practices are in accord with this philosophy. As a result of economic conditions and the Company’s financial performance, the annual salary of all executive officers was reduced by 12% in fiscal 2001. That reduction remained in effect throughout fiscal 2002 and fiscal 2003. During 2004 that reduction was ended and salaries were restored to pre-reduction levels, although this adjustment was made later in the year for executives than for other employees.

Bonus
      Executive officers are eligible to receive performance compensation under the Company’s bonus plan of from 0% to 150% of 70% to 100% of base salary, depending upon the position. The bonuses are not guaranteed and are subject to the Company’s overall financial performance. Bonuses totaling $389,261 and $1,949,343 were paid to all executive officers in fiscal year 2005 and 2004, respectively, in accordance with these standards. (These amounts do not include deferred sign-on bonuses paid to Mr. Grady in the amounts of $300,000 and $180,000 in fiscal year 2005 and 2004, respectively, and a relocation bonus of $180,000 paid to Mr. Grady in fiscal year 2004.) No performance-based bonuses were paid to any executive officers in fiscal year 2003.

Equity Compensation
      Each of the executive officers and all key employees are eligible to receive grants of options and shares of restricted stock under the Amended and Restated 2000 Equity Incentive Plan. The 2000 Plan is used to align a portion of the executive officers’ and key employees’ compensation with the stockholders’ interests and the long-term success of the Company through the use of variable compensation. In determining the number of options and shares of restricted stock to be granted to each executive officer or key employee, the committee uses surveys of independent compensation consultants such as the fiscal 2004 Pearl Meyer & Partners’ study and makes a subjective determination based on factors such as the individual’s level of responsibility, performance and number of options held by the individual. The committee does not formally weigh these factors pursuant to a fixed formula. During fiscal 2005, options to purchase 87,500 shares of the Company’s Common Stock were granted to persons who were executive officers at the time of grant under the 2000 Plan. The 1995 Employee Stock Purchase Plan provides all of the Company’s employees, including executive officers, with a means of purchasing the Company’s Common Stock, further aligning the interests of executive officers, employees and stockholders.
      The Committee, through the use of an independent consultant, has conducted benchmarking analysis of the long term incentive practices of peer companies. As a result of that analysis, coupled with its own analysis and judgment, the Committee has determined that grants of restricted stock in certain cases represent a more effective long-term incentive and retention mechanism that do the grants of stock options. Such grants provide a greater certainty of long-term value for the recipients and can result in a lower cost to the company at the time of grant than is the case with stock options. The Compensation Committee will continue to evaluate the relative effectiveness of grants of restricted stock as compared with grants of stock options in tailoring long-term incentive vehicles calculated to best serve the objectives of retaining key employees and controlling the associated cost to the Company.

Compensation of Chief Executive Officer
      Mr. Grady’s amended employment agreement was negotiated and concluded under the committee’s guidance and direction, with the assistance of a compensation consultant. The terms of Mr. Grady’s amended employment agreement are described under “Executive Compensation and Other Matters — Employment Contracts.”

      During the fiscal year ended September 30, 2005, cash compensation for Mr. Grady consisted of a base salary of $350,000, bonus of $136,070, a grant of 50,000 stock options as reflected in the table above entitled Option Grants in the Last Fiscal Year, and 90,000 shares of restricted stock. The Compensation Committee believes that Mr. Grady’s total compensation for 2005 appropriately reflects his performance as measured against the factors described in the following paragraphs. The committee does not assign relative weights or rankings to the following factors, but instead makes a subjective determination based upon a consideration of all such factors.
      In setting Mr. Grady’s overall salary, bonus, and stock compensation levels, the Compensation Committee considered compensation levels for similar positions in the industry and other similar sectors, historical compensation levels for the position, the compensation levels for the Company’s other executive officers and Mr. Grady’s level of responsibility. In addition, the Compensation Committee considered the extent to which Mr. Grady’s compensation should be based on the Company’s actual performance and industry benchmarking, the cumulative total return to the Company’s stockholders and diluted earnings per share, the terms and conditions of restricted stock awards and stock options granted to Mr. Grady, including vesting and exercise periods, information prepared by an independent consultant with respect to equity-based incentives awarded to CEO’s of similar companies without regard to the cumulative total return to stockholders of those companies, and the extent to which Mr. Grady would be entitled to severance upon a change in control of the Company. The committee did consider whether Mr. Grady should receive alternate forms, or more than one form, of equity based compensation. The committee also considered Mr. Grady’s efforts in connection with the acquisition of Helix Technologies.

Policy on Deductibility of Executive Compensation
      Section 162(m) of the Internal Revenue Code, as amended, generally limits to $1 million the tax deduction a public company may claim in any taxable year for compensation to each of the chief executive officer and the four other most highly compensated executive officers unless certain conditions related to such compensation are satisfied. The Compensation Committee takes Section 162(m) of the Internal Revenue Code and the related regulations issued by the Internal Revenue Service into account. However, the Compensation Committee intends to continue basing its executive compensation decisions primarily upon performance achieved, both corporate and individual, while retaining the right to make subjective decisions and to award compensation that may or may not meet all of the Internal Revenue Service’s requirements for deductibility.
      Respectfully Submitted.

Compensation Committee:

Roger D. Emerick
Amin J. Khoury
A. Clinton Allen
Mark S. Wrighton

Performance Graph
      The following graph compares the change in Brooks’ cumulative total stockholder return for the last five fiscal years with the cumulative total return on an index of companies traded on the NYSE/ AMEX/ Nasdaq Stock Market (U.S. Companies) and an index of companies traded on the NYSE/ AMEX/ Nasdaq Stock Market (U.S. Companies) whose businesses fall within SIC 3550-3559 (Special Industry Machinery, Except Metalworking Machinery) for that period.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
AMONG BROOKS AUTOMATION, INC., THE NASDAQ/ AMEX/ NYSE INDEX
AND NASDAQ/ AMEX/ NYSE SIC CODES 3550-3559

	Cumulative Total Return

	9/29/00	9/28/01	9/30/02	9/30/03	9/30/04	9/30/05

Brooks Automation, Inc.	100.00	80.27	34.57	63.09	42.72	40.24

NASDAQ/ AMEX/ NYSE	100.00	73.25	69.59	75.83	86.79	115.15

NASDAQ/ AMEX/ NYSE SIC CODES 3550-3559	100.00	53.69	41.05	66.69	62.82	66.92

      Assumes $100 invested on September 29, 2000, the last trading day of fiscal 2000, in the Common Stock, an index for the NYSE/ AMEX/ Nasdaq Stock Market (U.S. Companies) and an index for NYSE/ AMEX/ Nasdaq (SIC 3550-3559 U.S. Companies) Special Industry Machinery, Except Metalworking Machinery, and the reinvestment of all dividends.

PROPOSAL NO. 2:
RATIFICATION OF SELECTION
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The firm of PricewaterhouseCoopers LLP, independent accountants, has audited the books and accounts of the Company since 1989 and has audited the Company’s financial statements for the years ending September 30, 2005, 2004 and 2003. The audit committee has appointed them to serve as our auditors for the fiscal year ending September 30, 2006. Detailed disclosure of the audit and non-audit fees we paid to PricewaterhouseCoopers LLP in fiscal 2005 and 2004 may be found elsewhere in this proxy statement. Based on these disclosures and information in the audit committee report contained in this proxy statement, the Company’s audit committee is satisfied that the Company’s accountants are sufficiently independent of management to perform their duties properly. Although not legally required to do so, our board considers it desirable to seek, and recommends, shareholder ratification of its auditors for fiscal year 2006. In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and our stockholders’ best interests.
      The Company’s Board of Directors recommends that the stockholders vote FOR Proposal No. 2.
PROPOSAL NO. 3
AMENDMENTS TO THE AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN
General
      The purpose of the Amended and Restated 2000 Equity Incentive Plan is to help the Company attract and retain key employees, independent directors, consultants and advisors. The Company believes that the plan provides an incentive for these participants to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company. Awards available for issuance under the plan include options, stock appreciation rights, performance shares, award shares, and restricted stock. As of December 31, 2005, there were approximately 2,250 individuals eligible for participation in the plan.
      On January 25, 2006, the Compensation Committee adopted an amendment and restatement of the 2000 Equity Incentive Plan, including several changes that constitute material amendments adopted subject to approval by the Company’s stockholders. Following is a summary of the material features of the Amended and Restated 2000 Equity Incentive Plan, including the amendments being submitted to the stockholders for approval which are also separately described below. This summary may not contain all of the information about the Amended and Restated 2000 Equity Incentive Plan that is important to you. You should read the entire Amended and Restated 2000 Equity Incentive Plan, a copy of which (including the material amendments proposed for stockholder approval) appears as Annex A to this Proxy Statement.
Shares Eligible for Issuance
      As of December 31, 2005, there were 6,000,000 shares of the Company’s Common Stock authorized for issuance under the plan, 1,000,000 of which could be issued in the form of awards other than options, such as restricted stock. If the proposed amendments are approved by the stockholders, the total number of shares of the Company’s common stock authorized for issuance under the plan would be increased by 3,000,000 shares to a total of 9,000,000 shares, and the restriction that no more than 1,000,000 of these shares could be issued in the form of awards other than options would be eliminated.

      As of December 31, 2005, there were 2,964,008 shares remaining available for grant under this plan, 687,212 of which were available for issuance in the form of awards other than options, and 291,032 shares remaining available for issuance under the Company’s other equity incentive plans (other than the 1995 Employee Stock Purchase Plan described below). The Compensation Committee believes that an equity incentive plan is necessary to continue to attract, retain and provide appropriate incentive compensation to key personnel and that the number of shares authorized for issuance under the Company’s equity incentive plan should be increased. If the amendments to the plan to increase the number of shares available for issuance thereunder are not approved, the Company may become unable to provide suitable equity-based incentives to present and future employees and may have difficulty attracting and retaining experienced employees.
      Whether or not stockholder approval of these material amendments is obtained, the Amended and Restated 2000 Equity Incentive Plan will remain in effect, and equity incentives may continue to be awarded pursuant to the provisions of that plan until the share reserve is depleted.
Administration and Eligibility
      All key employees, independent directors, consultants and advisors of the Company or any affiliate capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to participate in the Plan. The Compensation Committee administers the plan and determines the terms and conditions of awards granted under the plan. The Committee has full and complete authority and discretion to:

•	determine those persons eligible to receive stock option grants and other awards;

•	select those persons to whom awards shall be granted under the plan;

•	determine the time or times when stock option grants and other awards shall be granted and shall vest;

•	establish the terms and conditions upon which awards may be exercised;

•	alter any restrictions or conditions upon any awards; and

•	adopt rules and regulations, establish, define or interpret any other terms and conditions, and make all other determinations deemed necessary or desirable for administration of the plan.
      The maximum aggregate number of shares of the Company’s Common Stock for which option grants may be made to any person during any fiscal year is 500,000 shares, and the maximum aggregate number of shares of the Company’s Common Stock for which other awards may be made to any one person during any fiscal year is 250,000 shares. The Compensation Committee has delegated authority to the Company’s Chief Executive Officer to grant options and restricted stock within specified parameters described earlier in this proxy statement.
Stock Options
      The Compensation Committee may from time to time award options to any participant subject to the limitations described above. Stock options give the holder the right to purchase shares of the Company’s Common Stock within a specified time at a specified price. Two types of stock options may be granted under the Amended and Restated 2000 Equity Incentive Plan: incentive stock options, or “ISOs”, which are subject to special tax treatment as described below, and nonstatutory options, or “NSOs”. Eligibility for ISOs is limited to employees of the Company and its subsidiaries. The exercise price of an option cannot be less than the fair market value of the Company’s Common Stock at the time of grant. The expiration dates of options cannot be more than seven years after the date of the original grant. The Compensation Committee may not reprice an option once it has been granted under the plan, except as expressly provided in the case of mergers or similar transactions.
      The closing price of the Company’s Common Stock as reported on The Nasdaq National Market on January 24, 2006 was $15.92 per share.
Stock Appreciation Rights
      The Compensation Committee may grant stock appreciation rights under the Amended and Restated 2000 Equity Incentive Plan. A stock appreciation right entitles the holder upon exercise to receive an amount in cash, shares of the Company’s Common Stock or a combination thereof (as determined by the Compensation Committee) computed by reference to appreciation in the value of the Company’s Common Stock.
Stock Awards
      The Amended and Restated 2000 Equity Incentive Plan provides for awards of nontransferable restricted shares of the Company’s Common Stock. Awards of restricted shares of the Company’s Common Stock may be made in exchange for services or other lawful consideration. Generally awards of restricted shares of Common Stock are subject to the requirement that the shares be forfeited or resold to the Company unless specified conditions are met. Subject to these restrictions, conditions and forfeiture provisions, any recipient of an award of restricted stock will have all the rights of a stockholder of the Company, including the right to vote the shares and to receive any dividends.
Performance Awards
      The Compensation Committee may also make awards subject to the satisfaction of specified performance criteria. Performance awards may consist of common stock or cash or a combination of the two. The performance criteria used in connection with a particular performance award will be determined by the Compensation Committee. In the case of performance awards intended to qualify for exemption under Section 162(m) of the Internal Revenue Code, the Compensation Committee will use objectively determinable measures of performance in accordance with Section 162(m) that are based on any or any combination of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. The Compensation Committee will determine whether the performance targets or goals that have been chosen for a particular performance award have been met.
General Provisions Applicable to All Awards
      Awards may not be transferred other than by will or the laws of descent and distribution. During a recipient’s lifetime, an award may only be exercisable by such recipient. Shares of the Company’s Common Stock delivered under the plan may consist of either authorized but unissued shares or treasury shares. The plan is currently scheduled to terminate ten years from the initial date of adoption by the Company’s Board of Directors. If the amendments are approved by the stockholders, the plan would terminate on January 25, 2016.

No grants may be made under the plan following the date of termination, although grants made prior to that date may remain outstanding following the termination of the plan until their scheduled expiration date.
Mergers and Similar Transactions
      With respect to awards granted prior to March 7, 2006, if the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets or otherwise, the Compensation Committee must make appropriate provision for the continuation of awards by substituting for the shares of the Company’s Common Stock subject to the awards the consideration payable with respect to the Company’s Common Stock in such transaction and by adjusting the exercise price of any awards on an equitable basis.
      With respect to awards granted on or after March 7, 2006, in connection with any consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all of Company’s stock by a person or entity or by a group of persons or entities acting together, or in the event of a sale of substantially all of Company’s assets or a dissolution or liquidation of Company, the following rules will apply except as otherwise provided in an Award:

•	If there is a surviving or acquiring entity, the Compensation Committee may arrange to have that entity (or an affiliate) assume outstanding awards or grant substitute awards.

•	If the transaction is one in which holders of the Company’s Common Stock will receive a payment (either cash or non-cash), the Compensation Committee may provide for payment with respect to some or all awards (or portions of awards) equal to the excess, if any, of the fair market value of one share of the Company’s Common Stock times the number of shares of the Company’s Common Stock subject to the award (or portion of the award), over the aggregate exercise price under the award (or portion of the award).

•	If there is no assumption or substitution of awards requiring exercise, and no payment to holders of awards, each award requiring exercise will cease to be exercisable after such payment as the Compensation Committee deems equitable in the circumstances.

•	Existing awards other than restricted shares of the Company’s Common Stock, unless assumed, will terminate upon completion of the transaction.

•	In the case of shares of restricted stock, the Compensation Committee may require that any amounts delivered, exchanged or otherwise paid in respect of those shares in connection with the transaction be placed in escrow or otherwise made subject to restrictions determined by the Compensation Committee.
Amendment
      The Compensation Committee may at any time or times amend the Amended and Restated 2000 Equity Incentive Plan or any award granted under the plan. The Compensation Committee may not, however, amend, modify or terminate any outstanding award without the consent of the affected participant unless the Compensation Committee determines that the amendment will not materially and adversely affect the participant.

Description of Material Amendments to the Plan
      The material amendments to the Amended and Restated 2000 Equity Incentive Plan proposed for approval by the stockholders are the following:

•	an increase in the number of shares of the Company’s Common Stock authorized for issuance under the plan by 3,000,000 shares to a total of 9,000,000 shares;

•	the elimination of a restriction that only a smaller number of shares may be issued pursuant to awards other than options;

•	inclusion in the plan of specified criteria upon which performance awards may be based; and

•	an extension of the life of the plan to January 25, 2016.
      The following table shows the total number of shares proposed to be authorized and available for issuance under the plan, as of December 31, 2005:

Shares

Total shares currently authorized under plan	6,000,000

Proposed increase	3,000,000

Proposed total shares authorized under plan	9,000,000

Total shares currently available for grant under plan	2,964,008

Proposed increase	3,000,000

Proposed total available for issuance	5,964,008
New Incentive Plan Benefits
      The future benefits or amounts that would be received under the Amended and Restated 2000 Equity Incentive Plan by executive officers, non-executive directors and non-executive officer employees are discretionary and are therefore not determinable at this time. In addition, the benefits or amounts which would have been received by or allocated to such persons for the last completed fiscal year if the plan had been in effect cannot be determined.
Federal Income Tax Consequences Relating to the Plan
      The following discussion summarizes certain United States federal income tax consequences of the issuance and receipt of options under the Amended and Restated 2000 Equity Incentive Plan. The summary does not describe the tax consequences associated with other awards, nor does it purport to cover federal employment tax or other federal tax consequences, or state, local or foreign tax consequences that may be associated with the Amended and Restated 2000 Equity Incentive Plan. Further the summary is based on the law as in effect on the date of this proxy statement. The summary does not describe the consequences of the exercise of an option for any property subject to a substantial risk of forfeiture (including restricted stock).
      Non-qualified Stock Options (“NSOs”). In general, in the case of an NSO, the optionee will have no taxable income at the time of grant but will realize ordinary income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction will be available to the Company. Any gain or loss recognized upon a subsequent sale or exchange of the shares will be, generally, treated as capital gain or loss (for which the Company will not be entitled to a deduction). Capital gain is short-term if the shares have been held for one year or less, and long-term if held more than one year. The holding period for a share begins on the date of exercise of the NSO for such share.
      Incentive Stock Options (“ISOs”). In general, an optionee will realize no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in alternative minimum tax liability to the optionee. In general, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise (referred to as a disqualifying disposition) will result in the recognition of ordinary income (determined without reduction for brokerage fees or other costs paid in connection with the disposition) to the optionee (and a corresponding deduction will be available to the Company) equal to the lesser of (i) the excess of the value of the shares at the time of exercise over the exercise price or (ii) the excess of the amount realized upon disposition over the exercise price. Any additional gain or loss recognized in the disposition will be treated as a capital gain or loss (for which the Company will not be entitled to a deduction). If the optionee does not dispose of the shares until after the expiration of these one and two-year holding periods, any gain or loss recognized upon a subsequent disposition will be treated as a long-term capital gain or loss (for which the Company will not be entitled to a deduction). In general, an ISO that is exercised more than three months after termination of employment is treated as an NSO. Special rules apply in the case of permanent disability or death. ISOs are also treated as NSOs to the extent that, in the aggregate, they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.
      Change in Control. In the event of a change in control of the Company, certain payments in the nature of compensation to officers, highly compensated employees, or shareholders, if contingent on the change in control, could be nondeductible to the Company and subject to an additional 20% tax. Awards under the Amended and Restated 2000 Equity Incentive Plan that are made or that vest or become payable in connection with a change in control may be required to be taken into account in determining whether these penalties apply.
      Section 162(m). Under Section 162(m) of the Internal Revenue Code, certain remuneration in excess of $1,000,000 may be nondeductible if paid by a publicly traded corporation to any of its chief executive officer or other four most highly compensated officers. Option awards under the Amended and Restated 2000 Equity Incentive Plan, are intended to be eligible for exemption from the Section 162(m) deduction limit.
      Section 409A. As part of the American Jobs Creation Act of 2004, Congress passed Section 409A of the Internal Revenue of Code. It is the intent of the Company that option awards under the plan not be subject to Section 409A. If the plan were subject to Section 409A and the requirements of Section 409A were not satisfied, deferred compensation (generally including earnings thereon) would be subject to tax currently plus a 20% penalty tax and additional interest.
      The Company’s Board of Directors recommends that the stockholders vote FOR Proposal No. 3.
PROPOSAL NO. 4:
AMENDMENT TO THE 1995 EMPLOYEE STOCK PURCHASE PLAN
General
      The purpose of the 1995 Employee Stock Option Plan is to provide employees who wish to become shareholders an opportunity to buy shares under the plan on favorable terms. As of December 31, 2005, approximately 2,250 employees were eligible to participate in the plan.
      On January 25, 2006, the Compensation Committee adopted amendments to the 1995 Employee Stock Purchase Plan, including an increase in the number of shares authorized for issuance under the plan adopted subject to approval by the Company’s stockholders. Following is a summary of the material features of the 1995 Employee Stock Purchase Plan, including the increase in shares authorized for issuance thereunder being submitted to the stockholders for approval. This summary may not contain all of the information about the 1995 Employee Stock Purchase Plan that is important to you. You should read the entire 1995 Employee Stock Purchase Plan, a copy of which (including the increase in shares authorized for issuance proposed for stockholder approval) appears as Annex B to this Proxy Statement.
      The closing price of the Company’s Common Stock as reported on The Nasdaq National Market on January 24, 2006 was $15.92 per share.
Shares Eligible for Issuance
      As of December 31, 2005, there were 2,250,000 shares of the Company’s Common Stock authorized for issuance under the plan. If the proposed amendment is approved by the stockholders, the total number of shares of the Company’s common stock authorized for issuance under the plan would be increased by 750,000 shares to a total of 3,000,000.
      As of December 31, 2005, there were 908,459 shares of Common Stock remaining available for issuance under the plan. The Board of Directors believes that an employee stock purchase plan is necessary to continue to attract, retain and provide appropriate incentive compensation to key personnel and that the number of shares authorized for issuance under the Company’s equity incentive plan should be increased. If the amendment to the plan to increase the number of shares available for issuance thereunder is not approved, the Company may become unable to provide suitable equity-based incentives to present and future employees.
      Whether or not stockholder approval is obtained, the 1995 Employee Stock Purchase Plan will remain in effect, and equity incentives may continue to be awarded pursuant to the provisions of that plan until the share reserve is depleted.
Administration and Eligibility; Operation of the Plan
      The plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code, as amended. Employees who work more than twenty hours per week and more than five months per calendar year are eligible to participate in the plan. The plan is administered by the Compensation Committee. General terms of participation include:

•	voluntary participation by employees, with the right to withdraw from the program up to the time stock is purchased (subject to such reasonable administrative requirements imposed by the Compensation Committee);

•	automatic withdrawal on termination of employment;

•	two six-month offering periods per year;

•	purchase price per share is 85% of the lower of the stock’s fair market value at the beginning of an enrollment period or on the purchase date;

•	payment is made through payroll deductions;

•	no employee may participate if he or she would then own 5% or more of the voting power or the value of the company’s Common Stock;

•	an employee may not buy more than $25,000 worth of stock in any calendar year, based on the fair market value of the stock on the enrollment date;

•	no employee may allocate more than 10% of his or her annual compensation to the purchase of stock under the plan; and

•	no employee may purchase shares more than 1,500 shares on any purchase date.
      The plan may be amended by the Compensation Committee from time to time in any respect, except that stockholder approval is required of any material increase in the number of shares of the Company’s Common Stock authorized for issuance under the plan. The plan terminates when all of the shares of Common Stock reserved for the purposes of the Plan have been purchased. The Plan may also be terminated at any time by the Company’s board of directors, effective on the next following offering termination date, January 31 or July 31.
Description of Amendment to the Plan to Increase Authorized Shares
      The amendment to the 1995 Employee Stock Purchase Plan proposed for approval by the stockholders would increase the number of shares authorized for purchase by employees under the plan by 750,000 shares. The table below shows the total number of shares proposed to be authorized and available for issuance under the plan:

Shares

Total shares currently authorized under plan	2,250,000

Proposed increase	750,000

Proposed total shares authorized under plan	3,000,000

Total shares currently available for issuance under plan	908,459

Proposed increase	750,000

Proposed total shares available for issuance	1,658,459
New Incentive Plan Benefits
      The future benefits or amounts that would be received under the 1995 Employee Stock Purchase Plan by executive officers, non-executive directors and non-executive officer employees are discretionary and are therefore not determinable at this time. In addition, the benefits or amounts which would have been received by or allocated to such persons for the last completed fiscal year if the plan had been in effect cannot be determined.
Federal Income Tax Consequences Relating to the Plan
      The following discussion summarizes certain United States federal income tax consequences of the purchase of stock under the 1995 Employee Stock Purchase Plan. The summary does not purport to cover federal employment tax or other federal tax consequences, or state, local or foreign tax consequences that may be associated with the 1995 Employee Stock Purchase Plan. Further the summary is based on the law as in effect on the date of this proxy statement.
      A U.S. employee does not realize taxable income either when such employee’s participation begins (i.e., the first day of the enrollment period in the plan) or at the time shares are purchased. A taxable event occurs when the employee disposes of the shares. The tax treatment depends on how long the shares are held before disposition.

      If an employee disposes of the shares both more than two years after the first day of the enrollment period and more than one year after the purchase date, he or she will recognize as ordinary income:

•	15% of the fair market value of the stock on the first day of the enrollment period or, if less,

•	the excess of the amount realized on the sale of the shares over their purchase price.
      Any additional gain or loss recognized upon a disposition will be treated as long-term capital gain or loss. The Company is not allowed a tax deduction for any income realized by an employee who has met the above-described holding period requirements. Special rules apply in the case of death.
      If an employee disposes of the shares before meeting the one-year and two-year holding periods (known as a disqualifying disposition) he or she will recognize as ordinary income (determined without reduction for brokerage fees or other costs paid in connection with the disposition) an amount equal to the excess of the fair market value of the shares on the date of purchase over the purchase price.
      Any additional gain or loss will be treated as a capital gain or loss. The Company is allowed a tax deduction for the income (but not capital gain) from a disqualifying disposition which income is included in an employee’s compensation for the year in which the shares are disposed. Special rules apply in the case of death.
      Capital gain is short-term if the shares have been held one year or less, and long-term if held more than one year. The holding period for a share acquired under the plan begins on the purchase date.
      The Company’s Board of Directors recommends that the stockholders vote FOR Proposal No. 4.
OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Brooks’ executive officers and directors, and persons who own more than 10% of the Company’s Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.
      Based solely on the Company’s review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for the fiscal year ended September 30, 2005, the Company believes that all of its executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the Company’s fiscal year ended September 30, 2005, except that a Form 4 with respect to 2,220 shares of the Company’s common stock acquired by Mr. Khoury in connection with the Helix transaction was not timely filed by the Company on Mr. Khoury’s behalf.
Standards of Conduct
      Pursuant to the requirements of the Sarbanes-Oxley Act of 2002 and the Nasdaq Stock Market rules, the Company has adopted Standards of Conduct that apply to all officers, directors and employees, covering a wide range of matters and a Code of Ethics specifically for senior financial officers related to the protection of the integrity of the Company’s financial records and reports. Copies of both are publicly available on our website at www.brooks.com. If the Company makes any substantive amendment to the Standards of Conduct or Code of Ethics or grants any waiver, including any implicit waiver, from a provision of either code to the persons covered by each, the Company is obligated to disclose the nature of such amendment or waiver, the name of the person to whom any waiver was granted, and the date of waiver on the above-named website or in a report on Form 8-K.
Stockholder Proposals and Recommendations For Director
      The Company anticipates that the 2007 annual meeting will be held in February 2007. Proposals which stockholders intend to present at the Company’s 2007 annual meeting of stockholders and wish to have included in the Company’s proxy materials pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 must be received by the Company no later than October 3, 2006. If a proponent fails to notify the Company by December 20, 2006 of a non-Rule 14a-8 stockholder proposal which it intends to submit at the Company’s 2007 annual meeting of stockholders, the proxy solicited by the Board of Directors with respect to such meeting may grant discretionary authority to the person named in each proxy to vote with respect to such matter.
      Stockholders may make recommendations to the Nominating and Governance Committee of candidates for its consideration as nominees for director at the Company’s 2007 annual meeting of stockholder by submitting the name and qualifications of such person to the Nominating and Governance Committee, c/o Board of Directors, Brooks Automation, Inc. at the Company’s principal executive offices, 15 Elizabeth Drive, Chelmsford, MA 01824. Such recommendations should be submitted as early as possible, but in any event not later than December 7, 2006. Any persons recommended should at a minimum meet the criteria and qualifications referred to in the Nominating and Governance Committee’s charter. The letter of recommendation from one or more stockholders should state whether or not the person(s) making the recommendation have beneficially owned 5% or more of the Company’s Common Stock for at least one year.
Householding of Proxy Materials
      SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Brooks and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from Brooks or your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or Brooks if you hold registered shares. You can also request prompt delivery of a copy of this proxy statement.
Material Not Incorporated by Reference
      To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of the proxy statement entitled “Audit Committee Report,” “Compensation Committee Report” and “Performance Graph” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

Annual Report on Form 10-K
      Copies of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005 as filed with the SEC are being mailed to the Company’s stockholders of record with this proxy statement and are available to stockholders without charge upon written request addressed to Investor Relations, Brooks Automation, Inc., 15 Elizabeth Drive, Chelmsford, Massachusetts 01824.
      IT IS IMPORTANT THAT PROXIES BE AUTHORIZED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO (A) FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE, (B) VOTE VIA THE INTERNET, OR (C) VOTE VIA TELEPHONE.

ANNEX A
BROOKS AUTOMATION, INC.
AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN
(formerly known as the 2000 Combination Stock Option Plan)
Section 1.     Purpose
      The purpose of the Brooks Automation, Inc. Amended and Restated 2000 Equity Incentive Plan (the “Plan”) is to attract and retain key employees, independent directors, consultants and advisors. The Plan provides an incentive for these Participants to assist Brooks Automation, Inc. (the “Company”) to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company.
Section 2.     Definitions
      (a) “Affiliate” means any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) or Section 414(c) of the Code, except that in determining eligibility for the grant of a Stock Option or SAR by reason of service for an Affiliate, Sections 414(b) and 414(c) of the Code shall be applied by substituting “at least 50%” for “at least 80%” under Section 1563(a)(1), (2) and (3) of the Code and Treas. Regs. § 1.414(c)-2; provided, that to the extent permitted under Section 409A, “at least 20%” shall be used in lieu of “at least 50%”; and further provided, that the lower ownership threshold described in this definition (50% or 20% as the case may be) shall apply only if the same definition of affiliation is used consistently with respect to all compensatory stock options or stock awards (whether under the Plan or another plan). The Company may at any time by amendment provide that different ownership thresholds (consistent with Section 409A of the Code) apply. Notwithstanding the foregoing provisions of this definition, except as otherwise determined by the Committee a corporation or other entity shall be treated as an Affiliate only if its employees would be treated as employees of the Company for purposes of the rules promulgated under the Securities Act of 1933, as amended, with respect to the use of Form S-8.
      (b) “Award” means any Option, Stock Appreciation Right, Performance or Award Share, or Restricted Stock awarded under the Plan.
      (c) “Board” means the Board of Directors of the Company.
      (d) “Code” means the Internal Revenue Code of 1986, as amended from time to time.
      (e) “Committee” means the Compensation Committee of the Board, or such other Committee of not less than two independent members of the Board appointed by the Board to administer the Plan. If at any time the Compensation Committee consists of members, one or more of whom do not qualify as independent, non-employee or outside directors (for purposes of applicable stock exchange rules, the requirements of Rule 16b-3 promulgated under the Exchange Act, and the requirements of Section 162(m) of the Code), it shall act in respect of the Plan through a subcommittee of two or more members, all of whom so qualify, and all references herein to the Committee shall be deemed to refer to such subcommittee.
      (f) “Common Stock” or “Stock” means the Common Stock, par value $.01 per share, of the Company.
      (g) “Company” means Brooks Automation, Inc.
      (h) “Covered Transaction” means any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Committee), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.
      (i) “Designated Beneficiary” means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.
      (j) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statue.
      (k) “Fair Market Value” means, (i) the closing sales price, if any, on a national securities exchange or automated quotation system on the date as of which Fair Market Value is being determined or, if none, shall be the closing sales price on the nearest trading date before that date; and (ii) if the Common Stock is then traded on an exchange or system which does not have sale price reporting, the mean between the average of the “Bid” and the average of the “Ask” prices, if any, as reported for the date as of which Fair Market Value is being determined. Fair Market Value shall be determined in a manner consistent with the requirements under Section 409A of the Code.
      (l) “Incentive Stock Option” means an option to purchase shares of Common Stock awarded to a Participant under Section 6 which is intended to meet the requirements of Section 422 of the Code or any successor provision.
      (m) “Non-Qualified Stock Option” means an option to purchase shares of Common Stock, awarded to a Participant under Section 6, which does not meet the requirements of Section 422 of the Code or any successor provision. Each option granted under the Plan shall be deemed to be, by its terms, a Non-Qualified Stock Option unless it is expressly designated as an Incentive Stock Option.
      (n) “Option” means a Nonqualified Stock Option or Incentive Stock Option.
      (o) “Participant” means a person eligible pursuant to Section 3 hereof and selected by the Committee to receive an Award under the Plan.
      (p) “Performance Cycle” or “Cycle” means the period of time selected by the Committee during which performance is measured for the purpose of determining the extent to which a Performance Award has been earned.
      (q) “Performance Award” means an Award awarded to a Participant under Section 8 that is subject to one or more specified performance conditions, other than the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. The term “specified performance condition” means, in the case of Performance Awards other than Options or SARs, an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a combined basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuances of debt or equity) or refinancings. Such criteria and any targets with respect thereto determined by the Committee need not be based on an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Committee may provide in the case of any Award intended to qualify for such exception that one or more of the criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable criteria.
      (r) “Permanent Disability” has the meaning specified in Section 22(e)(3) of the Code.
      (s) “Restricted Period” means the period of time selected by the Committee during which a share of Restricted Stock may be forfeited to the Company.
      (t) “Restricted Stock” means shares of Common Stock subject to forfeiture, awarded to a Participant under Section 9.
      (u) “Stock Appreciation Right” or “SAR” means a right to receive any excess in value of shares of Common Stock over the exercise price, awarded to a Participant under Section 7.
      (v) “Stock Unit” means an award of Common Stock and/or other rights granted as units that are valued in whole or in part by reference to, or otherwise based on, the value of Common Stock, awarded to a Participant under Section 10.

Section 3.	Eligibility
      All key employees, independent directors, consultants and advisors of the Company or any Affiliate capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be selected by the Committee to be Participants in the Plan.

Section 4.	Stock Available for Awards
      (a) Subject to adjustment under subsection (b), Awards may be made under the Plan to acquire not in excess of 9,000,000 shares of Company Common Stock. Subject to adjustment under subsection (b), the maximum aggregate number of shares of the Company’s Common Stock for which option grants may be made to any person during any fiscal year shall be 500,000 shares and the maximum aggregate number of shares of the Company’s Common Stock for which other awards may be made to any one person during any fiscal year shall be 250,000 shares. If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded, including without limitation the surrender of shares in payment for the Award or any tax obligation thereon, the shares subject to such Award or so surrendered, as the case may be, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan (the “Share Pool Replenishment Rules”). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. No Incentive Stock Option may be granted after the following dates: (x) January 6, 2010 with respect to the 1,000,000 shares of the Company’s Common Stock authorized for issuance hereunder approved by the stockholders of the Company on February 24, 2000; (y) December 13, 2011 with respect to the additional 5,000,000 shares of the Company’s Common Stock authorized for issuance hereunder approved by the stockholders of the Company on May 13, 2002, and (z) January 25, 2016 with respect to the additional 3,000,000 shares of the Company’s Common Stock authorized for issuance hereunder approved by the stockholders of the Company on March 7, 2006. For purposes of determining whether any shares remain available for Incentive Stock Option grants under the share totals described in (x), (y) and (z) of the preceding sentence, the share pool replenishment rules shall be applied separately to such totals in accordance with such rules and procedures as the committee may prescribe.
      (b) In the event that the Committee determines that any stock dividend, recapitalization, reorganization, merger, consolidation, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered by the Committee to be appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

Section 5.	Administration
      (a) The Plan shall be administered by the Committee. Except where the full Board of Directors serves as the Committee, the Committee shall serve at the pleasure of the Board, which may from time to time appoint additional members of the Committee, remove members and appoint new members in substitution for those previously appointed, and fill vacancies however caused. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. To the extent permitted by applicable law, the Committee may delegate (i) to one or more if its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the General Corporation Law of the State of Delaware; (iii) to one or more officers of the Company the authority to allocate other Awards among such persons (other than officers of the Company) eligible to receive Awards under the Plan as such delegated officer or officers determine consistent with such delegation, provided, that with respect to any delegation described in this clause (iii), the Committee (or a properly delegated member or members of the Committee) shall have authorized the issuance of a specified number of shares of stock under such Awards and shall have specified the consideration, if any, to be paid therefor; and (iv) to such employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Committee” shall include the person or persons so delegated to the extent of such delegation.
      (b) Subject to the express provisions of this Plan and provided that all actions taken shall be consistent with the purposes of the Plan, the Committee shall have full and complete authority and the sole discretion to: (i) determine those persons eligible under Section 3; (ii) select those persons to whom Awards shall be granted under the Plan; (iii) determine the time or times when Awards shall be granted; (iv) establish the terms and conditions upon which Awards may be exercised; (v) alter any restrictions or conditions upon any Awards; and (vi) adopt rules and regulations, establish, define and/or interpret any other terms and conditions, and make all other determinations (which may be on a case-by-case basis) deemed necessary or desirable for the administration of the Plan.
      (c) The Terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of Award or at any time thereafter.
      (d) In making its determinations hereunder, the Committee shall take into account the nature of the services rendered or to be rendered by the Participant, their present and potential contributions to the success of the Company, and such other factors as the Committee, in its discretion, shall deem relevant in order to accomplish the purposes of the Plan.

Section 6. Stock Options
      (a) General. Subject to the provisions of the Plan, the Committee may award Incentive Stock Options and Non-Qualified Stock Options and determine the number of shares to be covered by each Option, the option price therefore and the conditions and limitations applicable to the exercise of the Option. Any Option granted under this Plan shall be upon such terms and conditions not inconsistent with this Plan as the Committee may determine. At the time of grant of any Option, the Committee shall specify whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option.
      (b) Price. The price at which any shares of Stock may be purchased pursuant to the exercise of an Option shall be determined by the Committee but may not be less than the greater of (i) the minimum legal consideration required under the laws of the jurisdiction in which the Company is then organized or (ii) the Fair Market Value of the Stock on the date of grant of the Option.
      (c) Re-pricing. The Committee shall not reprice an Option once it has been granted under this Plan by reducing the exercise price of the Option or canceling an Option and regranting a new Option for a similar number of shares at a lower price, except as expressly provided in Section 11(f), (g) or (h).
      (d) Period of Option. Each Option granted under this Plan shall continue in effect for such period not exceeding seven years as the Committee shall determine.
      (e) Exercise of Options:

(i) Options may be exercised in whole or in part at such time and in such manner as the Committee may determine.

(ii) The purchase price of shares of Stock upon exercise of an Option shall be paid by the Option holder in full upon exercise and may be paid as the Committee may determine in its sole discretion in any combination of: (i) cash or check acceptable to the Committee and payable to the order of the Company; (ii) delivery of shares of Common Stock (valued at Fair Market Value at the date of purchase of the Common Stock subject to the Option); or (iii) such other means as the Committee may permit; provided, however, that payment of the exercise price by delivery of shares of Common Stock of the Company owned by the Option holder may be made only if such payment does not result in a charge to earnings for financial accounting purposes, as determined by the Committee.

(iii) With the consent of the Committee, payment of the exercise price may also be made by delivery of a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the payment to pay the exercise price. To facilitate such arrangements, the Company may enter into agreements for coordinating procedures with one or more securities brokerage firms. The date of delivery of such exercise notices shall be deemed the date of exercise.

(iv) The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable, including making the Common Stock issued upon exercise subject to restrictions on vesting or transferability, or to risk of forfeiture, upon the happening of such events as the Committee may determine, any of which may be accelerated or waived in the Committee’s sole discretion.

(v) No shares of Common Stock shall be issued upon exercise of any Option under this Plan until full payment in the form approved by the Committee has been made and all other legal requirements applicable to the issuance or transfer of such shares and such other requirements as are consistent with the Plan have been complied with to the satisfaction of the Committee.

Section 7.	Stock Appreciation Rights
      (a) Subject to the provisions of the Plan, the Committee may grant Awards under the Plan of Stock Appreciation Rights to Participants.
      (b) The base value from which appreciation is to be measured for a Stock Appreciation Right shall be an amount (payable in cash or stock) determined by the Committee, but in no event shall such amount be less than the greater of (i) the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted or (ii) the minimum amount permitted by applicable laws, rules or policies of any regulatory authority or stock exchange. Each Stock Appreciation Right granted shall entitle a Participant upon exercise to an amount equal to (i) excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base value from which appreciation is to be measured, times (ii) the number of shares of Common Stock covered by the exercisable portion of the Stock Appreciation Right. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the portion of the Stock Appreciation Right that is being exercised. No fractional shares will be issued in payment for Stock Appreciation Rights. If there are fractional shares, then such fractional shares shall be rounded down to the next whole share.
      (c) The Company may impose, in its sole discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit. A Stock Appreciation Right shall expire on a date designated by the Committee that is not later than seven years after the date of grant of the Stock Appreciation Right.

Section 8.	Performance Awards
      (a) Subject to the provisions of the Plan, the Committee may grant Awards of Performance Awards and determine the number of such shares for each Performance Cycle and the duration of each Performance Cycle. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. The payment value of Performance Awards shall be equal to the product of (A) the number of shares granted times (B) the Fair Market Value of the Common Stock on the date the Performance Awards are earned or, in the discretion of the Committee, on the date the Committee determines that the Performance Awards have been earned.
      (b) The Committee shall establish performance goals for each Performance Cycle for the purpose of determining the extent to which Performance Awards awarded for such Performance Cycle are earned, on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. During any Performance Cycle, the Committee may adjust the performance goals for such Performance Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.
      (c) As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Awards which have been earned on the basis of the Participant’s satisfaction of established performance goals. The payment values of earned Performance Awards shall be distributed to the Participant or, if the Participant has died, to the Participant’s Designated Beneficiary, as soon as practicable after the Committee’s determination. The Committee shall determine, at or after the time the Award is granted, whether payment values will be settled in whole or in part in cash or other property, including Common Stock.

Section 9.	Restricted Stock
      (a) Subject to the provisions of the Plan, the Committee may grant an Award of Restricted Stock and determine the duration of the Restricted Period during which, and the conditions under which, the shares of Restricted Stock may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.
      (b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant’s Designated Beneficiary.

Section 10.	Stock Units
      (a) Subject to the provisions of the Plan, the Committee may grant Awards of Stock Units subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules as the Committee shall determine.
      (b) Shares of Common Stock awarded in connection with an Award of Stock Units shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

Section 11.	General Provisions Applicable to Awards
      (a) Documentation. Each Award under the Plan shall be evidenced by a written document delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles. The date of Award hereunder shall be the date upon which such Award is voted by the Committee, unless such vote provides otherwise.
      (b) Committee Discretion. Each type of Award may be made alone, in addition to or in relation to any other type of Award. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.
      (c) Settlement. The Committee shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property.
      (d) Additional Provisions For Awards: The following additional conditions shall apply to all Awards, as applicable:

(i) Incentive Stock Options shall be granted only to employees of the Company or of a “parent corporation” or “subsidiary corporation” (as those terms are defined in Section 424 of the Code) with respect to the Company;

(ii) Each Award shall, by its terms, be transferable by the Participant only by will or the laws of descent and distribution, and shall be exercisable only by such Participant during his lifetime; and

(iii) The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code, or any successor provision, and any regulations thereunder.

      (e) Termination of Employment. Except as provided herein, the Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant’s legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.
      (f) Consolidation or Mergers. With respect to Awards granted prior to March 7, 2006, if the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets or otherwise (an “Acquisition”), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder shall, as to outstanding Awards, make appropriate provision for the continuation of such Awards by substituting on an equitable basis for the shares then subject to such Awards the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition and by adjusting on an equitable basis the exercise price of such Awards to reflect such Acquisition.
      (g) Recapitalization or Reorganization. With respect to Awards granted prior to March 7, 2006, in the event of a recapitalization or reorganization of the Company (other than an Acquisition) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising rights under an Award shall be entitled to receive what he would have received if he had exercised prior to such recapitalization or reorganization.
      (h) Mergers, etc. With respect to Awards granted on or after March 7, 2006, except as otherwise provided in an Award, the following provisions shall apply in the event of a Covered Transaction:

(i) Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Committee may provide for the assumption of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(ii) Cash-Out of Awards. If the Covered Transaction is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Committee may provide for payment (a “cash-out”), with respect to some or all Awards (or portion of Awards), equal in the case of each affected Award to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Committee in its reasonable discretion) times the number of shares of Stock subject to the Award or portion of the Award, over (B) the aggregate exercise or purchase price, if any, under the Award or portion of the Award (in the case of a Stock Appreciation Right, the aggregate base price above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Committee determines.

(iii) Other Actions. If the Covered Transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, substitution or cash-out, each Award requiring exercise will cease to be exercisable after such payment or other consideration, if any, as the Committee deems equitable in the circumstances, as of the effective time of the Covered Transaction.

(iv) Termination of Awards Upon Consummation of Covered Transaction. Each Award (unless assumed pursuant to Section 11(h)(i) above), other than outstanding shares of Restricted Stock (which shall be treated in the same manner as other shares of Stock, subject to Section 11(h)(v) below), will terminate upon consummation of the Covered Transaction.

(v) Additional Limitations. Any share of Stock delivered pursuant to Section 11(h)(ii) or Section 11(h)(iii) above with respect to an Award may, in the discretion of the Committee, contain such restrictions, if any, as the Committee deems appropriate to reflect any performance or other vesting conditions to which the Award was subject. In the case of Restricted Stock, the Committee may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Committee deems appropriate to carry out the intent of the Plan.

      (i) Modification of Incentive Stock Options. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs (f) or (g) with respect to Incentive Stock Options shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a “modification” of such Incentive Stock Options (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such Incentive Stock Options. If the Committee determines that such adjustments made with respect to Incentive Stock Options would constitute a modification of such Incentive Stock Options, it may refrain from making such adjustments.
      (j) Withholding. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee’s discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.
      (k) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization, provided that the Participant’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

Section 12.	Miscellaneous
      (a) No Right To Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
      (b) No Rights As Shareholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.
      (c) Term of Plan. This Plan shall terminate on January 25, 2016, and no Award shall be granted under this Plan thereafter, but such termination shall not affect the validity of Awards granted prior to the date of termination.
      (d) Amendment of Plan. The Board or Committee, if so authorized by the Board, may amend, suspend or terminate the Plan or any portion thereof at any time.
      (e) Foreign Participants. Subject to the limitations set forth in Section 4 herein, the Committee may grant Awards to Participants who reside or are employed outside the United States on such terms and conditions as determined in the sole discretion of the Committee are necessary or advisable to achieve the purposes of the Plan or to comply with foreign laws, including the establishment of subplans under this Plan.

Any subplans or other modifications to Plan terms, conditions or procedures established under this Section, shall be attached as Appendices.
      (f) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.
      (g) Indemnity. Neither the Board nor the Committee, nor any members of either, nor any employees of the Company or any parent, subsidiary, or other affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to this Plan, and the Company hereby agrees to indemnify the members of the Board, the members of the Committee, and the employees of the Company and its parent or subsidiaries in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.
      (h) Section 409A. The Committee shall administer the Plan with a view toward ensuring that Awards under the Plan that are subject to Section 409A of the Code comply with the requirements thereof and that Options and SARs under the Plan be exempt from the requirements of Section 409A of the Code, but neither the Committee nor any member of the Board, nor the Company, nor any other person acting hereunder on behalf of the Company, the Committee or the Board shall be liable to a Participant or any Designated Beneficiary by reason of the acceleration of any income, or the imposition of any additional tax, with respect to an Award, whether by reason of a failure to satisfy the requirements of Section 409A of the Code or otherwise.
      Dates of Approval by Board of Directors or Compensation Committee: January 6, 2000, January 23, 2001, and December 13, 2001, May 20, 2002, September 13, 2002, February 26, 2003, February 25, 2004 and January 25, 2006.
      Dates of Approval by Stockholders: February 24, 2000, February 28, 2001, May 13, 2002, April 27, 2004 and March 7, 2006.

ANNEX B
BROOKS AUTOMATION, INC.
1995 EMPLOYEE STOCK PURCHASE PLAN
(As amended through March 7, 2006)

1.	Purpose
      The Brooks Automation, Inc. 1995 Employee Stock Purchase Plan (the “Plan”) is intended to provide a method whereby employees of Brooks Automation, Inc. (the “Company”) will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company’s $.01 par value common stock (the “Common Stock”). It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

2.	Eligible Employees
      (a) All employees of the Company or any of its participating subsidiaries shall be eligible to receive options under this Plan to purchase the Company’s Common Stock. In no event may an employee be granted an option if such employee, immediately after the option is granted, owns stock possessing five (5%) percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent corporation or subsidiary corporation as the terms “parent corporation” and “subsidiary corporation” are defined in Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.
      (b) For the purpose of this Plan, the term employee shall not include an employee whose customary employment is for not more than twenty (20) hours per week or is for not more than five (5) months in any calendar year.

3.	Stock Subject to the Plan
      The stock subject to the options granted hereunder shall be shares of the Company’s authorized but unissued Common Stock or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 3,000,000, subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, changes in par value and the like. If the number of shares of Common Stock reserved and available for any Offering Period (as defined herein) is insufficient to satisfy all purchase requirements for that Offering Period, the reserved and available shares for that Offering Period shall be apportioned among participating employees in proportion to their options.

4.	Offering Periods and Stock Options
      (a) The time periods during which payroll deductions will be accumulated under the Plan shall consist of six month periods (“Offering Periods”), commencing on the first day of each Offering Period (“Offering Commencement Date”) and ending on the last day of the Offering Period (“Offering Termination Date”). The Offering Periods for the 2003 calendar year shall consist of (i) an Offering Commencement Date of January 1 and an Offering Termination Date of June 30, and (ii) an Offering Commencement Date of July 1 that shall comprise a seven month period ending on the Offering Termination Date, January 31, 2004.

Thereafter, each calendar year shall have two six-month Offering Periods, the first with an Offering Commencement Date of February 1 and an Offering Termination Date of July 31, and the second with an Offering Commencement Date of August 1 and Offering Termination Date of January 31. Each Offering Period includes only regular pay days falling within it.
      (b) On each Offering Commencement Date, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the Offering Termination Date at the Option Exercise Price, as provided in this paragraph (b), that number of full shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on the Offering Termination Date (including any amount carried forward pursuant to Article 8 hereof) will pay for at the Option Exercise Price; provided that such employee remains eligible to participate in the Plan throughout such Offering Period. The Option Exercise Price for each Offering Period shall be the lesser of (i) eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Commencement Date, or (ii) eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Termination Date. In the event of an increase or decrease in the number of outstanding shares of Common Stock through stock split-ups, reclassifications, stock dividends, changes in par value and the like, an appropriate adjustment shall be made in the number of shares and Option Exercise Price per share provided for under the Plan, either by a proportionate increase in the number of shares and proportionate decrease in the Option Exercise Price per share, or by a proportionate decrease in the number of shares and a proportionate increase in the Option Exercise Price per share, as may be required to enable an eligible employee who is then a participant in the Plan to acquire on the Offering Termination Date that number of full shares of Common Stock as his or her accumulated payroll deductions on such date will pay for at the Option Exercise Price, as so adjusted.
      (c) For purposes of this Plan, the term “fair market value” on any date means, if the Common Stock is listed on a national securities exchange or on the Nasdaq National Market, the average of the high and low sales prices of the Common Stock on such date on such exchange or as reported on the Nasdaq National Market or, if the Common Stock is traded in the over-the-counter securities market, but not on the Nasdaq National Market, the average of the high and low bid quotations for the Common Stock on such date, each as published by The Nasdaq National Market. If no shares of Common Stock are traded on the Offering Commencement Date or Offering Termination Date, the fair market value will be determined by taking the average of the fair market values on the immediately preceding and the next following business days on which shares of Common Stock are traded.
      (d) For purposes of this Plan the term “business day” as used herein means a day on which there is trading on the Nasdaq National Market or on a national securities exchange on which the Common Stock is listed.
      (e) No employee shall be granted an option which permits his or her rights to purchase Common Stock under the Plan and any similar plans of the Company or any parent or participating subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with and shall be construed in accordance with Section 423(b)(8) of the Code.

5.	Exercise of Option
      Each eligible employee who continues to be a participant in the Plan on the Offering Termination Date shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date, plus any amount carried forward pursuant to Article 8 hereof, will pay for at the Option Exercise Price, but in no event may an employee purchase shares of Common Stock in excess of 1,500 shares of Common Stock on any Offering Termination Date. If a participant is not an employee on the Offering Termination Date and throughout an Offering Period, he or she shall not be entitled to exercise his or her option. All options issued under the Plan shall, unless exercised as set forth herein, expire at the end of the Offering Termination Date with respect to the Offering Period during which such options were issued.

6.	Authorization for Entering Plan
      (a) An eligible employee may enter the Plan by filling out, signing and delivering to the Chief Financial Officer of the Company or his or her designee an authorization (“Authorization”):

(i)	stating the amount to be deducted regularly from his or her pay;

(ii)	authorizing the purchase of stock for him or her in each Offering Period in accordance with the terms of the Plan; and

(iii)	specifying the exact name in which Common Stock purchased for him or her is to be issued in accordance with Article 11 hereof.
Such Authorization must be received by the Chief Financial Officer of the Company or his or her designee at least ten (10) business days before an Offering Commencement Date.
      (b) The Company will accumulate and hold for the employee’s account the amounts deducted from his or her pay. No interest will be paid thereon. Participating employees may not make any separate cash payments into their account.
      (c) Unless an employee files a new Authorization or withdraws from the Plan, his or her deductions and purchases under the Authorization he or she has on file under the Plan will continue as long as the Plan remains in effect. An employee may increase or decrease the amount of his or her payroll deductions as of the next Offering Commencement Date by filling out, signing and delivering to the Chief Financial Officer of the Company or his or her designee a new Authorization. Such new Authorization must be received by the Chief Financial Officer of the Company or his or her designee at least ten (10) business days before the date of such next Offering Commencement Date.

7.	Allowable Payroll Deductions
      Effective July, 1, 2002, an employee may authorize payroll deductions in any whole percentage amount up to but not more than ten percent (10%) of his or her base pay; provided, however, that the minimum deduction in respect of any payroll period shall be one percent (1%) of his or her base pay but in no event less than five dollars ($5); and provided further that the maximum percentage shall be reduced to meet the requirements of Section 4(e) hereof. Base pay means regular straight-time earnings and, if applicable, commissions, but excluding payments for overtime, bonuses, and other special payments.

8.	Unused Payroll Deductions
      Only full shares of Common Stock may be purchased. Any balance remaining in an employee’s account after a purchase will be reported to the employee and will be carried forward to the next Offering Period. However, in no event will the amount of the unused payroll deductions carried forward from a payroll period exceed the Option Exercise Price per share for the immediately preceding Offering Period. If for any Offering Period the amount of unused payroll deductions should exceed the Option Exercise Price per share, the amount of the excess for any participant shall be refunded to such participant, without interest.

9.	Change in Payroll Deductions
      Deductions may not be increased or decreased during an Offering Period.

10.	Withdrawal from the Plan
      (a) An employee may withdraw from the Plan and withdraw all but not less than all of the payroll deductions credited to his or her account under the Plan by delivering a written notice to the Chief Financial Officer of the Company or his or her designee (“Withdrawal Notice”) no later than the Offering Termination Date (subject to such administrative procedures as the Company may reasonably impose), in which event the Company will promptly refund without interest the entire balance of such employee’s deductions not theretofore used to purchase Common Stock under the Plan.
      (b) If an employee withdraws from the Plan, the employee’s rights under the Plan will be terminated and no further payroll deductions will be made. To reenter, such an employee must file a new Authorization at least ten (10) business days before the next Offering Commencement Date. Such Authorization will become effective for the Offering Period that commences on such Offering Commencement Date.

11.	Issuance of Stock
      Upon written request, certificates for Common Stock will be issued and delivered to participants and uncertificated shares of Common Stock issued to or for the account of participants will be delivered, in either case as soon as practicable after each Offering Period. Common Stock purchased under the Plan will be issued only in the name of, or for the account of, the employee.

12.	No Transfer or Assignment of Employee’s Rights
      An employee’s rights under the Plan are his or hers alone and may not be transferred or assigned to, or availed of by, any other person. Any option granted to an employee may be exercised only by him or her, except as provided in Article 13 in the event of an employee’s death.

13.	Termination of Employee’s Rights
      (a) Except as set forth in the last paragraph of this Article 13, an employee’s rights under the Plan will terminate when he or she ceases to be an employee because of retirement, resignation, lay-off, discharge, death, change of status, failure to remain in the customary employ of the Company for greater than twenty (20) hours per week, or for any other reason. A Withdrawal Notice will be considered as having been received from the employee on the day his or her employment ceases, and all payroll deductions not used to purchase Common Stock will be refunded.
      (b) If an employee’s payroll deductions are interrupted by any legal process, a Withdrawal Notice will be considered as having been received from him or her on the day the interruption occurs.
      (c) Upon termination of the participating employee’s employment because of death, the executor or administrator of the estate of the employee shall have the right to elect, by written notice given to the Chief Financial Officer of the Company or his or her designee prior to the earlier to occur of the 30th day following the date of the death of the employee or the next Offering Termination Date, either (i) to withdraw, without interest, all of the payroll deductions credited to the employee’s account under the Plan, or (ii) to exercise the employee’s option for the purchase of shares of Common Stock on the next Offering Termination Date following the date of the employee’s death for the purchase of that number of full shares of Common Stock reserved for the purpose of the Plan which the accumulated payroll deductions in the employee’s account at the date of the employee’s death will purchase at the applicable Option Exercise Price (subject to the maximum number set forth in Article 5), and any excess in such account will be returned to said executor or administrator. In the event that no such written notice of election shall be timely received by the Chief Financial Officer of the Company or his or her designee, the executor or administrator shall automatically be deemed to have elected to withdraw the payroll deductions credited to the employee’s account at the date of the employee’s death and the same will be paid promptly to said executor or administrator, without interest.

14.	Death of Participant
      In the event of the death of a participating employee, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the employee, or if, to the knowledge of the Company, no such executor or administrator has been appointed, the Company, in the discretion of the Committee, may deliver such Common Stock and/or cash to the spouse or to any one or more dependents of the employee as the Committee may designate.

15.	Termination and Amendments to Plan
      (a) The Plan may be terminated at any time by the Company’s Board of Directors, effective on the next following Offering Termination Date. Notwithstanding the foregoing, it will terminate when all of the shares of Common Stock reserved for the purposes of the Plan have been purchased. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase Common Stock will be refunded without interest.
      (b) The Board of Directors reserves the right to amend the Plan from time to time in any respect; provided, however, that no amendment shall be effective without stockholder approval if the amendment would (a) except as provided in Articles 3, 4, 24 and 25, increase the aggregate number of shares of Common Stock to be offered under the Plan, or (b) change the class of employees eligible to receive options under the Plan.

16.	Limitations of Sale of Stock Purchased Under the Plan
      Employees who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, may sell Common Stock purchased under the Plan at any time provided that such sale qualifies for an exemption from Section 16(b) under Rule 16b-3, or otherwise does not give rise to Section 16(b) liability. Notwithstanding the foregoing, because of certain Federal tax requirements, all employees will agree by entering the Plan, promptly to give the Company notice of any such Common Stock disposed of within two years after the Offering Commencement Date on which the related option was granted showing the number of such shares disposed of. The employee assumes the risk of any market fluctuations in the price of such Common Stock.

17.	Company’s Payment of Expenses Related to Plan
      The Company will bear all costs of administering and carrying out the Plan.

18.	Participating Subsidiaries
      The term “participating subsidiaries” shall mean any subsidiary of the Company which is designated by the Committee (as defined in Article 19) to participate in the Plan. The Committee shall have the power to make such designation before or after the Plan is approved by the stockholders.

19.	Administration of the Plan
      (a) The Plan shall be administered by the Compensation Committee of the Company’s Board of Directors or such other committee designated by the Company’s Board of directors (the “Committee”).

      (b) The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. With respect to persons subject to Section 16 of the Securities and Exchange Act of 1934, as amended, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under said Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by that Committee.
      (c) Annually, the Committee shall prepare and distribute to each participating employee in the Plan a report containing the amount of the participating employee’s accumulated payroll deductions as of the Offering Termination Date, the Option Exercise Price for such Offering Period, the number of shares of Common Stock purchased by the participating employee with the participating employee’s accumulated payroll deductions, and the amount of any unused payroll deductions either to be carried forward to the next Offering Period, or returned to the participating employee without interest.
      (d) No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. The Company shall indemnify each member of the Board of Directors and the Committee to the fullest extent permitted by law with respect to any claim, loss, damage or expense (including counsel fees) arising in connection with their responsibilities under this Plan.

20.	Optionees Not Stockholders
      Neither the granting of an option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the Company with respect to the shares covered by such option until such shares have been purchased by and issued to him or her.

21.	Application of Funds
      The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan may be used for any corporate purposes, and the Company shall not be obligated to segregate participating employees’ payroll deductions.

22.	Governmental Regulation
      (a) The Company’s obligation to sell and deliver shares of the Company’s Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.
      (b) In this regard, the Board of Directors may, in its discretion, require as a condition to the exercise of any option that a Registration Statement under the Securities Act of 1933, as amended, with respect to the shares of Common Stock reserved for issuance upon exercise of the option shall be effective.

23.	Transferability
      Neither payroll deductions credited to an employee’s account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the employee. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article 10.

24.	Effect of Changes of Common Stock
      If the Company should subdivide or reclassify the Common Stock which has been or may be optioned under the Plan, or should declare thereon any dividend payable in shares of such Common Stock, or should take any other action of a similar nature affecting such Common Stock, then the number and class of shares of Common Stock which may thereafter be optioned (in the aggregate and to any individual participating employee) shall be adjusted accordingly.

25.	Merger or Consolidation
      If the Company should at any time merge into or consolidate with another corporation, the Board of Directors may, at its election, either (i) terminate the Plan and refund without interest the entire balance of each participating employee’s payroll deductions, or (ii) entitle each participating employee to receive on the Offering Termination Date upon the exercise of such option for each share of Common Stock as to which such option shall be exercised the securities or property to which a holder of one share of the Common Stock was entitled upon and at the time of such merger or consolidation, and the Board of Directors shall take such steps in connection with such merger or consolidation as the Board of Directors shall deem necessary to assure that the provisions of this Article 25 shall thereafter be applicable, as nearly as reasonably possible. A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.

26.	Withholding of Additional Federal Income Tax
      The Company will undertake such withholding in connection with the Plan as it determines is appropriate, in its sole discretion.

27.	Equal Treatment
      Notwithstanding any provision herein to the contrary, all Participants participating in any Offering Period shall have equal rights and privileges except as provided in Section 423(b)(5) of the Code.

28.	Approval of Stockholders
      The Plan shall not take effect until approved by the holders of a majority of the outstanding shares of Common Stock of the Company, which approval must occur no later than the end of the first Offering Period after the date the Plan is adopted by the Board of Directors. Options may be granted under the Plan prior and subject to such stockholder approval. If the Plan is not so approved by the stockholders, all payroll deductions from participating employees shall be returned without interest and all options so granted shall terminate.
      Dates of Approval by the Board of Directors or Compensation Committee: November 1, 1995, December 10, 1997, January 6, 2000, December 13, 2001, September 13, 2002, February 26, 2003, February 25, 2004 and January 25, 2006.
      Dates of Approval by the Stockholders: February 22, 1996, February 26, 1998, February 24, 2000, May 13, 2002, April 27, 2004 and March 7, 2006.

BPA - PS - 06

BROOKS AUTOMATION, INC.
C/O COMPUTERSHARE
P.O. BOX 8694
EDISON, NJ 08818-8694
Your vote is important. Please vote immediately.

Vote-by-Internet		Vote-by-Telephone

Log on to the Internet and go to http://www.eproxyvote.com/brks	OR	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.
DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

Please mark
☑	votes as in
this example.
THE BOARD OF DIRECTORS OF BROOKS RECOMMENDS A VOTE “FOR” EACH PROPOSAL.
1. To elect ten directors to serve for the ensuing year and until their successors are duly elected.
Nominees: (01) A. Clinton Allen, (02) Roger D. Emerick, (03), Edward C. Grady, (04) Amin J. Khoury, (05) Robert J. Lepofsky, (06) Joseph R. Martin, (07) John K. McGillicuddy, (08) Krishna G. Palepu, (09) Alfred Woollacott, III (10) Mark S. Wrighton

☐	FOR ALL NOMINEES	☐	WITHHELD FROM ALL NOMINEES

☐

For all nominees except as noted above
2. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2006 fiscal year:

☐ FOR	☐ AGAINST	☐ ABSTAIN
3. To approve the amendments to the Amended and Restated 2000 Equity Incentive Plan described in the accompanying proxy statement that, among other things, increase the number of shares authorized for issuance under the plan by 3,000,000 shares:

☐ FOR	☐ AGAINST	☐ ABSTAIN
4. To approve an amendment to the 1995 Employee Stock Purchase Plan to increase the number of shares authorized for issuance under the plan by 750,000 shares:

☐ FOR	☐ AGAINST	☐ ABSTAIN
5. To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐
(Signatures should be the same as the name printed hereon. Executors, administrators, trustees, guardians, attorneys, and officers of corporations should add their titles when signing.)

Signature:	Date:	Signature:	Date:

DETACH HERE IF YOU ARE RETURNING YOUR
PROXY CARD BY MAIL
PROXY
BROOKS AUTOMATION, INC.
The undersigned hereby appoints Edward C. Grady, Robert W. Woodbury, Jr. and Thomas S. Grilk, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the annual meeting of stockholders of Brooks Automation, Inc. to be held on March 7, 2006, at 10:00 a.m., local time, and at any adjournment or adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of and Proxy Statement for the meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the meeting. All previous proxies are hereby revoked.
THIS PROXY IS SOLICITED ON BEHALF OF THE BROOKS BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES, FOR EACH OF THE OTHER PROPOSALS DESCRIBED ABOVE AND IN THE DISCRETION OF THE PROXY WITH RESPECT TO ANY OTHER MATTERS THAT COME BEFORE THE SPECIAL MEETING.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE